                           TAPPAN ZEE FINANCIAL, INC.
                                75 NORTH BROADWAY
                            TARRYTOWN, NEW YORK 10591

                                                                    May 31, 1996

Dear Shareholder:

         You are cordially invited to attend the 1996 Annual Meeting of Shareholders (the "Meeting") of Tappan Zee Financial, Inc. ("Tappan Zee Financial" or the "Company"), the holding company for Tarrytowns Bank, F.S.B., Tarrytown, New York, which will be held on July 10, 1996, at 5:00 p.m., at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York 10591.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Meeting. Directors and officers of Tappan Zee Financial, as well as a representative of KPMG Peat Marwick LLP, the accounting firm appointed by the Board of Directors to be the Company's independent auditors for the fiscal year ending March 31, 1997, will be present at the Meeting to respond to any questions that our shareholders may have.

         The Board of Directors of Tappan Zee Financial has determined that an affirmative vote on each matter to be considered at the Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

         Please complete, sign and return the enclosed proxy card promptly whether or not you plan to attend the Meeting. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND. IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO ATTEND AND TO VOTE PERSONALLY AT THE MEETING. EXAMPLES OF SUCH DOCUMENTATION INCLUDE A BROKER'S STATEMENT, LETTER OR OTHER DOCUMENT CONFIRMING YOUR OWNERSHIP OF SHARES OF THE COMPANY.

         On behalf of the Board of Directors and the employees of Tappan Zee Financial and Tarrytowns Bank, F.S.B., we thank you for your continued support and appreciate your interest.

                                           Sincerely yours,

                                           /s/ Stephen C. Byelick
                                           -------------------------------------
                                           Stephen C. Byelick
                                           President and Chief Executive Officer

                           TAPPAN ZEE FINANCIAL, INC.
                                75 NORTH BROADWAY
                            TARRYTOWN, NEW YORK 10591
                                 (914) 631-0344

                  NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 10, 1996

         NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Tappan Zee Financial, Inc. (the "Company") will be held at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York 10591 on July 10, 1996 at 5:00 p.m., New York time, to consider and vote upon:

         1.       The election of three directors for terms of three years each.

         2.       The approval of the 1996 Stock Option Plan for Officers and
                  Employees.

         3.       The approval of the 1996 Stock Option Plan for Outside
                  Directors.

         4. The approval of the Recognition and Retention Plan for Officers and Employees.

         5. The approval of the Recognition and Retention Plan for Outside Directors.

         6. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending March 31, 1997; and

         7. The authorization of the Board of Directors, in its discretion, to direct the vote of the proxies upon such other business as may properly come before the meeting, and any adjournment thereof, including, without limitation, a motion to adjourn the meeting. Management is not aware of any such business.

         The Board of Directors has fixed May 17, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at Tappan Zee Financial, Inc., 75 North Broadway, Tarrytown, New York 10591 for a period of at least ten days prior to the meeting and will also be available at the meeting itself.

                                              By Order of the Board of Directors


                                              /s/ Harry G. Murphy
                                              -------------------------------
                                              Harry G. Murphy
                                              Vice President and Secretary

Tarrytown, New York
May 31, 1996

- --------------------------------------------------------------------------------
         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND MARK THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT
YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.
- --------------------------------------------------------------------------------

                           TAPPAN ZEE FINANCIAL, INC.

                             PROXY STATEMENT FOR THE
                       1996 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 10, 1996

                               GENERAL INFORMATION

GENERAL

         This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Tappan Zee Financial, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the shares of the Company's issued and outstanding common stock, par value $.01 per share (the "Common Stock"), as of the close of business on May 17, 1996 (the "Record Date"), for the use at the 1996 Annual Meeting of Shareholders of the Company to be held on July 10, 1996 at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York 10591, at 5:00 p.m., New York time, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about May 31, 1996.

         On October 5, 1995, the Company became the holding company for Tarrytowns Bank, FSB (the "Bank") upon completion of the conversion of the Bank from a mutual savings bank to a stock savings bank (the "Conversion"). The Company, a Delaware corporation, operates as a savings association holding company for its wholly-owned subsidiary, the Bank.

RECORD DATE AND VOTING RIGHTS

         The Board of Directors of the Company has fixed the close of business on May 17, 1996 as the record date for the determination of the Company's shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting. On the Record Date, there were 1,580,062 shares of Common Stock issued and outstanding.

         Each holder of shares of Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Annual Meeting and at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum thereat.

         The Company's Certificate of Incorporation requires that no person (as defined therein, other than the Company or any stock plan maintained by the Company) may directly or indirectly hold beneficial ownership of more than 10% of the issued and outstanding Common Stock (the "Limit"). As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of the Limit shall be entitled to one hundredth (1/100) of one vote per share for each share in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate as well as persons acting in concert with such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

         All properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR, AND FOR EACH OTHER PROPOSAL IDENTIFIED IN THE NOTICE OF ANNUAL MEETING. Management is not aware of any matters other than those set forth in the Notice of Annual Meeting that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of the Company.

VOTE REQUIRED

         Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. The approval of the 1996 Stock Option Plan for Officers and Employees, the 1996 Stock Option Plan for Outside Directors, the Recognition and Retention Plan for Officers and Employees and the Recognition and Retention Plan for Outside Directors, each requires the affirmative vote of a majority of votes eligible to be cast at the Annual Meeting. The ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors and the authorization of the Board of Directors, in its discretion, to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Annual Meeting ("Proposal Seven"), require the affirmative vote of a majority of the votes cast by the holders of Common Stock present, in person or by proxy, and entitled to vote thereon.

         Shares as to which the "ABSTAIN" box has been selected on the Proxy Card with respect to the appointment of KPMG Peat Marwick LLP as independent auditors for the Company or Proposal Seven will be counted as present and entitled to vote and will have the effect of a vote against that proposal. In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on each matter presented. Shares as to which the "ABSTAIN" box has been selected on the Proxy Card with respect to the approval of the 1996 Stock Option Plan for Officers and Employees, the 1996 Stock Option Plan for Outside Directors, the Recognition and Retention Plan for Officers and Employees and the Recognition and Retention Plan for Outside Directors will be counted as present and entitled to vote and will have the effect of a vote against that proposal. Shares underlying broker non-votes will be counted as present and entitled to vote and will have the effect of a vote against each matter presented.

REVOCABILITY OF PROXIES

         A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Secretary of the Company or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by attending and voting at the Annual Meeting or any adjournment or postponement thereof, only if a written revocation is filed with the Secretary of the Annual Meeting prior to the voting of such Proxy. If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

SOLICITATION OF PROXIES

         The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, directors or employees of the Company and the Bank, by telephone or through other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. In addition, the Company has retained Morrow & Co. to assist in the solicitation of proxies. The estimated cost of such solicitation is $3,500.

                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

         The following table sets forth, as of April 30, 1996, certain information as to the Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of Common Stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Company's outstanding shares of Common Stock as of April 30, 1996. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities Exchange Commission ("SEC") and with the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned. For purposes of the table below and the table set forth under "Stock Owned by Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock (1) over which he has or shares, directly or indirectly, voting or investment power, or (2) of which he has the right to acquire beneficial ownership at any time within 60 days after April 30, 1996. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of such shares.

               NAME AND ADDRESS OF                          AMOUNT AND NATURE OF
                BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP                        PERCENT
                ----------------                            --------------------                        -------

The Employee Stock Ownership Plan Trust of                    129,600 shares(1)                           8.00%
Tappan Zee Financial, Inc. and Certain
Affiliates
250 Park Avenue
New York, NY 10177

Endeavour Capital Partners, L.P.                              126,000 shares(2)                           7.78%
555 Madison Avenue
New York, NY 10022

John Hancock Advisors, Inc.                                   117,500 shares(3)                           7.25%
P.O. Box 111
Boston, Mass 02117

Wellington Management Company                                 113,800 shares(4)                           7.02%
75 State Street
Boston, Mass 02110


- ---------------------

(1) The Employee Stock Ownership Plan ("ESOP") is administered by a committee of the Company's Board of Directors. The ESOP's assets are held in a trust (the "ESOP Trust"), for which Marine Midland Bank serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from the Company and intends to allocate them to employees over a period of years. The terms of the ESOP provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, ("ERISA") as amended, the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with the following rules. The ESOP Trustee will vote tender or exchange shares of Common Stock allocated to participants' accounts in accordance with instructions received from the participants. As of March 31, 1996, 4,037 shares held by the ESOP Trust have been allocated. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are voted. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Except as described above, the ESOP committee of the Company's Board of Directors (the "ESOP Committee") has sole investment power, except in limited circumstances, but no voting power over all Common Stock held in the ESOP Trust.

(2)      Endeavor Capital Partners L.P. ("Endeavor") filed with the SEC a
         Schedule 13D, dated as of October 17, 1995. Based on Endeavor's
         Schedule 13D, it has shared voting and investment power over the 126,000 shares with Michael J. Katz and Laurence M. Austin, the general partners of Endeavour. Endeavor is a privately-owned investment partnership.

(3) John Hancock Advisors, Inc ("JHA") filed with the SEC a Schedule 13G, dated January 26, 1996. Based on JHA's Schedule 13G, JHA is the investment advisor for The John Hancock Bank and Thrift Opportunity Fund, a closed-end diversified management company that holds 45,000 of the shares indicated, and the John Hancock Regional Bank Fund, an open-end diversified management company that holds the remaining 72,500 shares. As investment advisor, JHA has sole voting and investment power over the 117,500 shares.

(4)      Wellington Management Company ("Wellington") filed with the SEC a
         Schedule 13G on February 9, 1996. Based on Wellington's Schedule 13G, Wellington, as an investment advisor, shares voting and investment power over 98,000 shares, or 6.05% of Common Stock outstanding, with Bay Pond Partners, L.P., a Delaware limited partnership, and has shared investment power over an additional 15,800 shares.

                            STOCK OWNED BY MANAGEMENT

         The following table sets forth information as of April 30, 1996 with respect to the shares of Common Stock beneficially owned by each director of the Company, each Named Executive Officer identified in the Summary Compensation Table included elsewhere herein, and by all directors and executive officers as a group.

                                                                            AMOUNT AND NATURE               PERCENT OF
                                           POSITION WITH                      OF BENEFICIAL                COMMON STOCK
             NAME                         THE COMPANY(1)                   OWNERSHIP(2)(3)(4)               OUTSTANDING
             ----                         --------------                   ------------------               -----------

Stephen C. Byelick                President and Chief Executive                11,880(5)                          *
                                  Officer and Director
Harry G. Murphy                   Vice President and Secretary                  3,159                             *
                                  and Director
John T. Cooney                    Director                                      7,000                             *
Marvin Levy                       Director and Chairman                         5,000(6)                          *
Gerald L. Logan                   Director                                      4,500                             *
Kevin J. Plunkett                 Director                                      6,100(7)                          *
Paul R. Wheatley                  Director                                      3,500(8)                          *
All directors and executive officers as a group (7 persons)                   166,702                            9.81%


- ---------------------
* Less than one percent

(1)      Titles are for both the Company and the Bank.

(2) See "Principal Shareholders of the Company" for a definition of "beneficial ownership." All persons shown in the above table have sole voting and investment power, except as otherwise indicated.

(3) The figures shown include shares held in trust pursuant to the ESOP that have been allocated as of December 31, 1995 to individual accounts as follows: Mr. Byelick, 880 shares, Mr. Murphy, 609 shares and all directors and executive officers as a group, 1,489 shares. Such persons have voting power (subject to the legal duties of the trustee) but no investment power, except in limited circumstances, as to such shares. The figures shown for Messrs. Byelick and Murphy do not include 125,563 shares held in trust pursuant to the ESOP that have not been allocated to any individual's account and as to which Messrs. Byelick and Murphy share voting power with other ESOP participants. The figure shown for all directors and executive officers as a group includes such 125,563 shares as to which the members of the Company's ESOP Committee (consisting of Messrs. Plunkett, Logan and Wheatley) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares. See "Election of Directors (Proposal One) -- Benefits -- Employee Stock Ownership Plan."

(4) The figures shown include shares held under the Tarrytowns Bank, FSB Directors' Deferred Compensation Plan that have been allocated as of December 31, 1995 to individual accounts as follows: Mr. Murphy, 1,050 shares, Mr. Levy, 1,500 shares and all directors and executive officers as a group, 2,550 shares. Such persons have sole voting power and sole investment power as to such shares. See "Election of Directors (Proposal One) -- Compensation of Directors -- Deferred Compensation Plan for Directors."

(5) Includes 4,000 shares as to which Mr. Byelick may be deemed to share voting power, but has no investment power.

(6) Includes 1,000 shares as to which Mr. Levy may be deemed to share voting power, but has no investment power.

(7) Mr. Plunkett may be deemed to share voting power, but has no investment power, as to all 6,100 shares.

(8) Mr. Wheatley shares voting and investment power as to 3,000 shares and may be deemed to share voting power, but has no investment power, as to 500 shares.

                     --------------------------------------

                              ELECTION OF DIRECTORS

                                 (PROPOSAL ONE)

                     --------------------------------------

         The Certificate of Incorporation and Bylaws of the Company provide for the election of directors by the shareholders. For this purpose, the Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders. There are currently seven directors of the Company.

         The terms of three directors expire at the Annual Meeting. Each of the three incumbent directors, Marvin Levy, Kevin J. Plunkett, and Paul Wheatley has been nominated by the Nominating Committee to be re-elected at the Annual Meeting for a three-year term expiring at the annual meeting of shareholders in 1999. The terms of the remaining two classes of directors expire at the annual meeting of shareholders in 1997 and 1998, respectively, or when their successors are otherwise duly elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

         In the event that any nominee for election as a director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote for a substitute nominee designated by the present Board of Directors.

         Information as to Nominees and Continuing Directors. The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be director of the Company. For information with respect to security ownership of directors, see "General Information -- Stock Owned by Management."


                                                     DIRECTOR            TERM                 POSITION(S) HELD WITH THE
NOMINEES                            AGE(1)           SINCE(2)           EXPIRES                 COMPANY AND THE BANK
- --------                            ------           --------           -------                 --------------------

Marvin Levy                           70               1980              1996             Director and Chairman of the Company
                                                                                          and the Bank
Kevin J. Plunkett                     46               1990              1996             Director of the Company and the Bank
Paul R. Wheatley                      65               1989              1996             Director of the Company and the Bank

CONTINUING
 DIRECTORS
 ---------

Stephen C. Byelick                    71               1983              1998             President and Chief Executive
                                                                                          Officer and Director of the Company
                                                                                          and Bank
Harry G. Murphy                       39               1989              1997             Vice President and Secretary and
                                                                                          Director of the Company and the Bank
John T. Cooney                        61               1982              1998             Director of the Company and the Bank
Gerald L. Logan                       58               1990              1997             Director of the Company and the Bank

- ---------------------

(1)      As of April 30, 1996.

(2) Includes service as a Director or Director Emeritus of Tarrytowns Bank, FSB and its predecessor, Tarrytown and North Tarrytown Saving and Loan Association.

         The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below.

NOMINEES FOR ELECTION AS DIRECTOR

         Marvin Levy has served as a Director and Chairman of the Company since its formation in 1995, a Director of the Bank since 1980 and Director and Chairman of the Board since 1990. Mr. Levy is a C.P.A. and has been the President of Greller and Company P.C., a professional corporation of certified public accountants, for in excess of 25 years.

         Kevin J. Plunkett has served as a Director of the Company since its formation in 1995 and has been a Director of the Bank since 1990. Mr. Plunkett has been a practicing attorney since 1975. Mr. Plunkett was an Assistant District Attorney, Felony Trial Division, of Westchester County from 1975 to 1979 and has been an Acting Village Justice for the Village of Tarrytown from 1985 to 1987. He is the Village Attorney for the Village of Irvington, N.Y. and the Village of Dobbs Ferry, N.Y. Mr. Plunkett is currently a member in the law firm of Plunkett & Jaffe, P.C., with offices in White Plains, New York City and Albany. He is a member of the Board of Trustees of Iona College, New Rochelle, New York.

         Paul R. Wheatley has served as a Director of the Company since its formation in 1995 and has been a Director of the Bank since 1989. Mr. Wheatley was President of Beck & Wheatley Inc., an insurance agency and real estate brokerage concern, from 1970 until his retirement in 1993.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS

CONTINUING DIRECTORS

         Stephen C. Byelick has served as President and Chief Executive Officer of the Company since its formation in 1995 and has been a Director or Director Emeritus of the Bank and its Chief Executive Officer since 1983. Prior to 1983, Mr. Byelick was a vice president with The Bank of New York, serving in a variety of functions including branch management, lending and marketing.

         Harry G. Murphy has served as Vice President and Secretary of the Company since its formation in 1995, a Vice President of the Bank since 1983, Vice President and Secretary of the Bank since 1987 and a Director of the Bank since 1989. Mr. Murphy is also the Community Reinvestment Officer of the Bank. Prior to 1983, Mr. Murphy was an assistant treasurer with The Bank of New York.

         John T. Cooney has served as a Director of the Company since its formation in 1995 and has been a Director of the Bank since 1982. Mr. Cooney is a Vice President of County Asphalt Inc., a manufacturer of asphalt paving materials, and has been with this company for more than 25 years. Mr. Cooney is also a Vice President of Westchester Industries, Inc., a real estate and holding corporation, and a partner in Cooney Realty Co., a real estate partnership, and has been with such entities for greater than 25 years.

         Gerald L. Logan has served as a Director of the Company since its formation in 1995 and has been a Director of the Bank since 1990. Since 1995, Mr. Logan has been a registered representative of The Windmill Group, Inc., a financial planning firm. Mr. Logan was employed as a vice president of Axe-Houghton Management, an investment management firm from 1954 to 1992. Mr. Logan has been a member of the National Association of Securities Dealers, Inc. since 1958. Mr. Logan is also associated with USF&G-AHM, an insurance company, as a consultant.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY

         The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board. During the period from the Company's inception to the end of the fiscal year ended March 31, 1996, the Company's Board of Directors met 11 times. No current director attended fewer than 75% of the total number of Board meetings and committee meetings of which such director was a member.

         The Board of Directors of the Company has established the following committees:

         The Executive Committee consists of all members of the Board of Directors. The purpose of this committee is to monitor and manage the Company's interest rate risk against Board and regulatory standards and coordinate such interest rate risk management with the Company's operating plan. This committee, from time to time, also reviews regulatory issues and reports of regulatory examinations. This committee meets as requested by the Board of Directors. The Executive Committee did not meet in fiscal 1995, the first year of the Company's existence.

         The Compensation Committee consists of Messrs. Plunkett (Chairman), Logan and Wheatley. This committee establishes the compensation of the Chief Executive Officer, approves the compensation of other officers, and determines compensation and benefits to be paid to employees of the Bank. The committee meets yearly and as requested by the Board of Directors. The Compensation Committee did not meet in fiscal 1995, the first year of the Company's existence.

         The Examining and Audit Committee consists of Messrs. Logan (Chairman), Cooney and Wheatley. The Bank's Internal Auditor reports to this committee. The purpose of this committee is to provide assurance that the Company's internal controls are adequate and that financial disclosures made by management portray the Bank's financial condition and results of operations. The committee is responsible for the classification of assets and the establishment of adequate valuation allowances. The committee also maintains a liaison with the outside auditors and reviews the adequacy of internal controls. The committee meets at least annually or as called by the Committee Chairman. The Examining and Audit Committee did not meet in fiscal 1995, the first year of the Company's existence.

         The Nominating Committee consists of Messrs. Cooney (Chairman), Byelick, Logan and Murphy. The nominating committee nominates candidates for the election of directors. The committee meets as called by the Committee Chairman. The Nominating Committee did not meet in fiscal 1995, the first year of the Company's existence, and met for the first time on April 5, 1996 to select the nominees for election as directors at the Annual Meeting. In accordance with the Company's Bylaws, no nominations for election as director, except those made by the Nominating Committee, shall be voted upon at the Annual Meeting unless properly made by a shareholder in accordance with the procedures set forth below under "Additional Information -- Notice of Business to be Conducted at Annual Meeting."

COMPENSATION OF DIRECTORS

         Fee Arrangements. Currently, each outside director of the Company receives a fee of $500 per meeting attended. All committee members receive a fee of $200 for attendance at each committee meeting, with the exception of members of the Examining and Audit Committee. Prior to its stock conversion, employee directors of the Bank received the same fees as outside directors. The Chairman and members of the Examining and Audit Committee receive a fee of $100 and $50, respectively, for each committee meeting attended. On any day when the Company's Board and the Bank's Board meet on the same day, only one meeting fee is paid to any director. In such a circumstance, the meeting fee is paid by the Bank. Directors will also be eligible to participate in the Stock Option Plan for Outside Directors and Retention and Recognition Plan for Outside Directors, which are subject to approval by the shareholders. See "1996 Stock Option Plan for Outside Directors (Proposal Three)" and "Recognition and Retention Plan for Outside Directors (Proposal Five)."

         Directors' Retirement Plan. The Company has adopted, a non-qualified Retirement Plan for Outside Directors of the Company and the Bank (the "Directors' Retirement Plan"), which will provide benefits to each eligible Outside Director commencing on his termination of Board service at or after age
65. Each Outside Director who serves or has agreed to serve as an Outside Director subsequent to the completion of the Conversion will automatically become a participant in the Plan unless prior to, on or after such date, the Outside Director elected to participate in the Deferred Compensation Plan described below. In such case, the Outside Director will be deemed to have irrevocably waived his benefits under the Directors' Retirement Plan. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a director (excluding stock compensation) paid to him for the 12-month period immediately prior to his termination of Board service, multiplied by a fraction, the numerator of which is the number of his years of service as an Outside Director (including service as a director or trustee of the Bank or any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as an Outside Director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 50, but the annual retirement benefits payable to him will be reduced pursuant to the Plan's early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. An Outside Director may elect to have his benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event an Outside Director dies prior to the commencement of benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his surviving spouse.

         Deferred Compensation Plan for Directors. The Company has established a non-qualified Deferred Compensation Plan for directors of the Bank or the Company pursuant to which directors may defer all or part of the compensation received for their services to the Company or Bank and its affiliated companies (including compensation paid to an officer-director for service as an officer). Any director who has elected to participate in the Deferred Compensation Plan will be deemed to have irrevocably waived his benefits under the Directors' Retirement Plan. Compensation deferred is applied to either the purchase of investments (including shares of Common Stock of the Company) for the account of the director, in which case the amount of deferred benefits payable is based on the investment performance of the investments made, or to purchase a life insurance policy, in which case the amount of deferred benefits payable is based on the value to the Bank of expected death benefit proceeds. Deferred benefits are paid in installments over a period of ten years beginning upon termination of service as a director. In the event a director dies prior to the complete distribution of his account in the Deferred Compensation Plan, the remainder will be paid in a single sum payment to his designated beneficiary. In the event of a change in control, the Plan requires full funding of any life insurance contracts previously purchased. The Bank has established a trust fund with an independent fiduciary ("Trustee") for the purpose of accumulating funds to be used to satisfy its obligations under the Deferred Compensation Plan. The Trustee will vote any shares of Common Stock purchased for a participant's account in the Deferred Compensation Plan in accordance with the directions given by such participant.

EXECUTIVE OFFICERS

         The following individuals are executive officers of the Company and hold the offices set forth below opposite their names. There are no executive officers of the Company who are not also directors.


NAME                              POSITION HELD WITH THE COMPANY
- ----                              ------------------------------

Stephen C. Byelick                President and Chief Executive Officer

Harry G. Murphy                   Vice President and Secretary

         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The Company has entered into an Employment Agreement with its executive officers which sets forth the terms of their employment. See "-- Employment Agreements."

EXECUTIVE COMPENSATION

         Since the formation of the Company, none of the executive officers or other employee personnel has received remuneration from the Company.

         Cash Compensation. The following table sets forth the cash compensation paid by the Company and the Bank for services rendered in all capacities during the fiscal year ended March 31, 1996, to the chief executive officer and the executive officers of the Company and the Bank whose annual salary and bonus for such fiscal year was in excess of $100,000.

SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION
                                                           -------------------

         NAME AND PRINCIPAL                                                  OTHER ANNUAL            ALL OTHER
              POSITIONS                 YEAR     SALARY(1)       BONUS      COMPENSATION(2)       COMPENSATION(3)
              ---------                 ----     ---------       -----      ---------------       ---------------

Stephen C Byelick, President and         1996     $158,567       $18,083         ------               $11,110
Chief Executive Officer                  1995     $144,300       $17,100         ------                ------

Harry G. Murphy,                         1996     $ 97,900       $12,530         ------                 7,687
Vice President and Secretary             1995     $ 97,400       $11,700         ------                ------


- ---------------------

(1) Includes directors fees earned as a director of the Bank prior to its stock conversion and compensation under the Deferred Compensation Plan for Directors.

(2) For 1995 and 1996, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year;
         (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.

(3) Includes shares of Common Stock allocated to the accounts of Messrs. Byelick and Murphy, pursuant to the ESOP. Mr. Byelick was allocated 880 shares and Mr. Murphy was allocated 609 shares. The value of the shares were based on a price per share of $12.625, the final quoted sales price of the Company's Common Stock on NASDAQ on December 31, 1995, the date of allocation.

REPORT OF COMPENSATION COMMITTEE

         The following Report of the Company's Personnel and Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the Commission or subject to the liabilities of section 18 of the Exchange Act.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Tappan Zee Financial, Inc. (the "Company") was formed in 1995 for the purpose of becoming the holding company for Tarrytowns Bank, FSB (the "Bank") in a stock conversion that took effect in October 1995. For the fiscal year ended March 31, 1996, substantially all of the business of the Company was conducted through the Bank. During such fiscal year, the Company's Chief Executive Officer and other executive officers served as the Chief Executive Officer and executive officers, respectively, of the Bank and performed substantially all of their services in connection with the management and operation of the Bank. As a result, all compensation of the Chief Executive Officer and all other executive officers for such period was paid by the Bank and determined by the Board of Directors of the Bank on the recommendation of its Compensation Committee (the "Bank Compensation Committee"). The Board of Directors of the Bank accepted without modification all of the Bank Compensation Committee's recommendations on executive compensation for the fiscal year ended March 31, 1996. The composition of the Bank Compensation Committee is the same as that of the Company's Compensation Committee.

         It is the Company's policy to cause its executive officers to be compensated, either directly or through its affiliates, using a combination of cash compensation (consisting of base salary and discretionary cash bonuses) and fringe benefit plans. These elements are intended to provide an overall compensation package that is commensurate with the Company's financial resources, that is appropriate to assure the retention of experienced management personnel and align their financial interests with those of the Company's stockholders, and that is responsive to the immediate and long-term needs of executive officers and their families. The compensation practices of other savings and community banks in the New York City metropolitan area are considered in establishing the overall level of compensation and the components of the compensation package; however, it has not been a goal or policy to set compensation at levels designed to achieve a predetermined percentile ranking among an identified group of peer institutions.

         For the fiscal year ended March 31, 1996, base salaries of all executive officers were set at levels determined, in the subjective judgment of the Bank Compensation Committee, to be commensurate with the executive officers' customary respective duties and responsibilities and to enable them to maintain appropriate standards of living within their communities. Annual salary rates were increased by 5% over the prior year's rates, primarily to reflect cost of living changes. In connection with a decision to discontinue the practice of paying separately denominated compensation to officer-directors for service as a director, a further adjustment was made in mid-year to add to base salary an amount equivalent to the discontinued director's compensation. Discretionary bonuses for the fiscal year ended March 31, 1996 were determined, in the subjective judgment of the Bank Compensation Committee, with the intention of rewarding effort, performance and results at levels above and beyond those assumed in establishing base salary rates. Fringe benefit plans, consisting of a pension plan and group insurance coverage, are designed to provide for the health and welfare of the executives and their families and as well as for their long-term financial needs. In addition, all executive officers participated in the Bank's Employee Stock Ownership Plan (the "ESOP") for the calendar year ended December 31, 1995. Each executive officer has an individual account within the ESOP Trust which is invested primarily if not exclusively in employer securities, with the result that a portion of each executive officer's long-term retirement savings is tied to the performance of the Bank and the Company.

         The determination of the Chief Executive Officer's compensation for the fiscal year ended March 31, 1996 was based on the same general principles applied to other executive officers and resulted in a similar 5% salary increase and further adjustment to account for the elimination of director compensation.

         The Compensation Committee recognizes the significant additional efforts required of the Chief Executive Officer and other executive officers of the Bank and the Company in bringing about the Bank's successful stock conversion and the Company's initial public offering. It also recognizes that successfully managing and operating a public company will entail additional ongoing duties and responsibilities for each executive officer. No additional cash compensation has awarded on this basis. It is the Compensation Committee's judgment that such compensation should take the form of stock-based compensation under stock benefit plans being proposed to the shareholders for their approval at this Annual Meeting.

                                                  COMPENSATION COMMITTEE OF
                                                  TAPPAN ZEE FINANCIAL, INC.

                                                  Kevin J. Plunkett, Chairman
                                                  Gerald L. Logan, Member
                                                  Paul R. Wheatley, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There are no other interlocks, as defined under the rules and regulations of the SEC, between the Compensation Committee and corporate affiliates of members of the Compensation Committee or otherwise. The Compensation Committee consists of Messrs. Plunkett (Chairman), Logan and Wheatley.

PERFORMANCE GRAPH

         Pursuant to the regulations of the SEC, the graph below compares the performance of the Company with that of the Center for Research for Securities Prices of the University of Chicago ("CRSP") Total Return Index for the Nasdaq Stock Market, United States and the CRSP Financial Stock Total Return Index for the Nasdaq Stock Market from October 5, 1996, the date of the Conversion, through March 31, 1996. On October 5, 1996, the Bank completed the Conversion and the Company offered 1,620,026 of shares of its common stock at a subscription price of $10.00 per share. Immediately thereafter, the Company's common stock began trading on the Nasdaq Stock Market. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.



                                         10/5/95    10/31/95   11/30/95   12/31/95   1/31/96    2/28/96    3/31/96
Total Return Nasdaq Stock Market (U.S.)  101.256    103.601    106.033    105.484    106.024    110.095    110.399
Nasdaq Financial Stocks                  100.246    100.957    105.603    107.870    108.383    110.053    112.165
Tappan Zee Financial, Inc.               100.000    120.000    121.875    126.250    117.500    117.500    120.500



THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS TO THOSE DEPICTED IN THE GRAPH ABOVE.

EMPLOYMENT AGREEMENTS

         The Company and the Bank have entered into employment agreements (collectively, the "Employment Agreements") with Messrs. Byelick and Murphy (the "Senior Executive(s)"). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the Senior Executives.

         The Employment Agreements provide for three-year terms. The Bank's Employment Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with the Senior Executive's concurrence, extend its Employment Agreements for an additional year, so that the remaining terms shall be three years, after conducting a performance evaluation of the Senior Executive. The Company's Employment Agreements provide for automatic daily extensions such that the remaining terms of the Employment Agreements shall be three years unless written notice of non-renewal is given by the Board of Directors or the Senior Executive. The Employment Agreements provide that the Senior Executive's base salary will be reviewed annually. It is anticipated that this review will be performed by the Compensation Committee of the Board and the Senior Executive's base salary may be increased on the basis of his job performance and the overall performance of the Bank. As of May 31, 1996, the base salaries for Messrs. Byelick and Murphy are $153,000 and $94,000, respectively. In addition to the base salary, the Employment Agreements provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel such as a company car and fees for club and organization memberships deemed appropriate by the Bank or Company and the Senior Executive. The Employment Agreements provide for termination by the Bank or the Company at any time for cause as defined in the Employment Agreements. In the event the Bank or the Company chooses to terminate the Senior Executive's employment for reasons other than for cause, or in the event of the Senior Executive's resignation from the Bank and the Company upon: (i) failure to re-appoint, elect or re-elect the Senior Executive to his current offices; (ii) a material adverse change in the Senior Executive's functions, duties or responsibilities; (iii) a relocation of the Senior Executive's principal place of employment outside Westchester County without the Senior Executive's consent; (iv) liquidation or dissolution of the Bank or the Company; (v) a change of control; or (vi) a breach of the Employment Agreement by the Bank or the Company, the Senior Executive or, in the event of death, his beneficiary would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans of the Bank or the Company during the remaining terms of the Employment Agreements. The Bank and the Company would also continue the Senior Executive's life, health and disability insurance coverage for the remaining terms of the Employment Agreements.

         Payments to the Senior Executives under the Bank's Employment Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. To the extent that payments under the Company's Employment Agreements and the Bank's Employment Agreements are duplicative, payments due under the Company's Employment Agreements would be offset by amounts actually paid by the Bank. Senior Executives would be entitled to reimbursement of certain costs incurred in negotiating, interpreting or enforcing the Employment Agreements. Each Employment Agreement also provides for the Bank and the Company to indemnify the Senior Executive to the fullest extent allowable under federal and Delaware law, respectively.

         Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a "change in control" of the Bank or the Company may constitute an "excess parachute" payment under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. The Company's Employment Agreements would include a provision indemnifying each Senior Executive on an after-tax basis for any "golden parachute" excise taxes. The approximate lump sum present value of the contract damages that would be payable to Messrs. Byelick and Murphy under the Employment Agreements if they were terminated without just cause as of April 30, 1996 is approximately $1,160,000 and $750,000, respectively, if such termination followed a change in control and approximately $800,000 and $515,000, respectively, if such termination did not follow such a change in control.

EMPLOYEE RETENTION AGREEMENTS

         The Company and the Bank have entered into Employee Retention Agreements (collectively, the "Retention Agreements") with the following four additional employees: Robert Brennen, Christina Vidal, Margaret E. Sampson and Valerie Wilson (the "Contract Employee(s)"). The purpose of the Retention Agreements is to secure the Contract Employees' continued availability and attention to the Bank's affairs, relieved of distractions arising from the possibility of a corporate change of control. The Retention Agreements do not impose an immediate obligation on the Bank to continue the Contract Employees' employment but provide for a period of assured employment (the "Assurance Period") following the change of control of the Bank or Company. The Retention Agreements provide for initial Assurance Periods of one or two years commencing on the date of a change of control. The applicable Assurance Periods will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is given by the Bank or the Contract Employee, in which case the Assurance Period would end on the first or second anniversary of the date such notice is given.

         If, upon a change of control, or within twelve months of, and in connection with, a change of control, a Contract Employee is discharged without "cause" (as defined in the Retention Agreements) or he or she voluntarily resigns within one year following a material adverse change in his position, duties, salary or due to a material breach of the Retention Agreement by the Bank or Company, the Contract Employee (or, in the event of his or her death, his estate) would be entitled to a lump sum cash payment equal to the remaining base salary and bonus payments due during the Assurance Period plus any additional contributions and benefits that the Contract Employee would have earned under the Bank or Company's employee benefit plans during the Assurance Period. Each Contract Employee's life, health, and disability coverage would also be continued during the Assurance Period. The total amount of termination benefits payable to each Contract Employee under the Retention Agreements is limited to three times the Contract Employee's average total compensation for the prior five years. Payments to the Contract Employees under their respective Retention Agreements will be guaranteed by the Company to the extent that the required payments are not made by the Bank.

BENEFITS

         Retirement Plan. The Bank has maintained a non-contributory, tax-qualified defined benefit pension plan (the "Retirement Plan") for eligible employees since 1957. All employees at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including executive officers named in the Executive Compensation Table above, equal to 2% of the participant's average annual earnings (average W-2 compensation during the highest 36 consecutive months of the participant's final 120 months of employment) multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis. The Plan is administered by the Pension Committee of the Bank's Board of Directors and operates on a calendar year basis. The Bank has established a trust for the Retirement Plan ("Retirement Plan Trust") and has appointed an unrelated trustee ("Trustee") to administer the Trust. Up to 10% of the Retirement Plan's assets may be invested by the Trustee in shares of the Common Stock of the Company, in such amounts and upon such terms and conditions as the Pension Committee may determine to be in the best interests of the Plan participants and beneficiaries. These shares may be acquired through open market purchases, if permitted, or from authorized but unissued shares. The Trustee, subject to its fiduciary duty, will vote the shares of Common Stock held in the Retirement Plan Trust in accordance with the directions given by the Pension Committee.

         The following table illustrates the annual benefit payable upon normal retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service:

                                                                      YEARS OF SERVICE
                                                                      ----------------

     Remuneration(1)              15                20                   25                   30                  35(4)
     ---------------          ---------          --------            ----------           ----------           --------
      $125,000                    $37,500           $50,000            $ 62,500         $ 75,000              $ 75,000
       150,000(2)                  45,000            60,000              75,000           90,000                90,000
       175,000(2)                  52,500            70,000              87,500          105,000               105,000
       200,000(2)                  60,000            80,000             100,000          120,000(3)            120,000(3)

- ---------------------

(1) The annual retirement benefits shown in the table do not reflect a deduction for Social Security benefits and there are no other offsets to benefits. The amounts shown in the table include salary and bonus as reported in the Summary Compensation Table but do not include additional benefits payable to Messrs. Byelick and Murphy under the Deferred Compensation Plan for Directors. See "Deferred Compensation Plan for Directors."

(2) For 1995, the average final compensation for computing benefits under the Retirement Plan cannot exceed $150,000 (as adjusted for subsequent years pursuant to the Code).

(3) Under current law, the maximum annual benefit payable under the Retirement Plan cannot exceed $120,000 (as adjusted for subsequent years pursuant to the Code).

(4)      The maximum years of service credited for benefit purposes is 30 years.


         The years of credited service and the average annual earnings (as defined above) determined as of December 31, 1995, the end of the 1995 plan year, for each of Stephen C. Byelick and Harry G. Murphy, the individuals named in the Executive Compensation Table, were 13.0 years and $138,037 and 12.5 years and $93,120, respectively.

         Employee Stock Ownership Plan and Trust. The Company has established, and the Bank has adopted, for the benefit of eligible employees, an ESOP and related trust which became effective upon the Conversion. All employees of the Bank or the Company are eligible to become participants in the ESOP. The ESOP purchased, with funds borrowed from the Company, eight percent (8%) of the Common Stock (129,600 shares) issued in the Conversion. The Company or the Bank intends to make annual contributions to the ESOP in an aggregate amount of at least equal to the principal and interest requirement on the debt. The term of the ESOP loan is 10 years, with an interest rate of 8% per annum.

         Shares purchased by the ESOP are initially pledged as collateral for the loan, and will be held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the year of allocation. Benefits generally become vested at the rate of 20% per year with 100% vesting after five years of service. Participants also become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or upon the occurrence of a change in control. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Vested benefits may be paid in a single sum or installment payments and are payable upon death, retirement at age 65, disability or separation from service.

         In connection with the establishment of the ESOP, the ESOP Committee of the Company's Board of Directors was appointed to administer the ESOP. Marine Midland Bank has been appointed the corporate trustee for the ESOP. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

         Stock Option Plans. The Board of Directors of the Company has adopted the 1996 Stock Option Plan for Officers and Employees and the 1996 Stock Option Plan for Outside Directors. Both plans are subject to the approval of the shareholders of the Company at the Annual Meeting. See "1996 Stock Option Plan for Officers and Employees (Proposal Two)" and "1996 Stock Option Plan for Outside Directors (Proposal Three)."

         Recognition and Retention Plans. The Board of Directors of the Company has adopted Recognition and Retention Plans for Officers, Employees and Outside Directors. These plans are subject to the approval of the shareholders at the Annual Meeting. See "Recognition and Retention Plan for Officers and Employees (Proposal Four)" and "Recognition and Retention Plan for Outside Directors (Proposal Five)."

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. It is the policy of the Bank not to make loans to executive officers and directors. The Bank, however, may make loans or extend credit to certain persons related to executive officers and directors. As of the Record Date, none of the Bank's directors and executive officers had loans outstanding to the Bank. The Bank, however, may make loans or extend credit to certain persons related to executive officers and directors. All such loans were made by the Bank in the ordinary course of business and were not made with more favorable terms nor involved more than the normal risk of collectible or presented unfavorable features. The Bank intends that any transactions in the future between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Bank than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Bank not having any interest in the transaction.

SECTION 16(a) COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock to file with the SEC reports of ownership and changes of ownership. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Other than the initial reports of beneficial ownership of securities on Form 3 for each officer and director, which were filed within 10 days after the date of effectiveness of the Company's registration statements under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

        -----------------------------------------------------------------

                1996 STOCK OPTION PLAN FOR OFFICERS AND EMPLOYEES

                                 (PROPOSAL TWO)

        -----------------------------------------------------------------

GENERAL PLAN INFORMATION

         The Company has adopted, subject to approval by shareholders of the Company, the Tappan Zee Financial, Inc. 1996 Stock Option Plan for Officers and Employees ("Employee Option Plan"). The Employee Option Plan provides for the grant of options to purchase common stock of the Company ("Options") to certain officers and employees. The Employee Option Plan will not take effect, and no Options granted thereunder will be effective, prior to the date of such shareholder approval ("Effective Date"). The Employee Option Plan is not subject to ERISA. The principal provisions of the Employee Option Plan are summarized below. The full text of the Employee Option Plan is set forth as Appendix A to this Proxy Statement, to which reference is made, and the summary provided below is qualified in its entirety by such reference.

         Pursuant to regulations of the Office of Thrift Supervision ("OTS") applicable to management stock benefit plans to be established by a federal association or its holding company sooner than one year after the association's stock conversion, the affirmative vote of a majority of the votes eligible to be cast is required for approval of the Employee Option Plan. Under the Company's Bylaws, the affirmative vote of a majority of the shares present and entitled to vote at a meeting at which a quorum is present would ordinarily be required for such approval. In the event that less than a majority of the votes eligible to be cast at the Annual Meeting, but at least a majority of the votes present and entitled to vote at the Annual Meeting, vote in favor of approval, the Employee Option Plan will be considered approved, but it will not be implemented and no options will be granted, prior to October 5, 1996, which is the first anniversary of the Bank's conversion.

PURPOSE OF THE EMPLOYEE OPTION PLAN

         The purpose of the Employee Option Plan is to advance the interests of the Company and its shareholders by providing officers and employees of the Company and its affiliates with an incentive to achieve corporate objectives and by attracting and retaining officers and employees of outstanding competence through the award of equity interests in the Company.

DESCRIPTION OF THE EMPLOYEE OPTION PLAN

         Administration. The Compensation Committee of the Board (or any successor committee) or such other committee as the Board may designate ("Committee"), will administer the Employee Option Plan. Such Committee will be comprised of at least three directors of the Company, and all directors on the Committee will be "disinterested directors" (as that term is defined under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder) who are not currently and have not at any time during the immediately preceding one-year period been an employee of the Company, the Bank or any affiliates. The Committee will determine, within the limitations of the Employee Option Plan, the officers and employees to whom Options will be granted, the number of shares subject to each Option, the terms of such Options (including provisions regarding exercisability and acceleration of exercisability) and the procedures by which the Options may be exercised. Subject to certain specific limitations and restrictions set forth in the Employee Option Plan, the Committee has full and final authority to interpret the Employee Option Plan, to prescribe, amend and rescind rules and regulations, if any, relating to the Employee Option Plan and to make all determinations necessary or advisable for the administration of the Employee Option Plan. The costs and expenses of administering the Employee Option Plan will be borne by the Company and not charged to any grant of an Option nor to any participating officer or employee.

         Stock Subject to the Employee Option Plan. The Company has reserved 113,400 shares of Shares of the Company for issuance upon exercise of Options. Such Shares may be authorized and unissued shares or shares previously issued and reacquired by the Company. Any Shares subject to grants under the Employee Option Plan which expire or are terminated, forfeited or cancelled without having been exercised or vested in full, shall again be available for purposes of the Employee Option Plan. As of May 17, 1996, the aggregate fair market value of the Shares reserved for issuance was $1,367,888, based on the closing sales price per share of $12.0625 on the NASDAQ Stock Market on the Record Date.

         Eligibility. Any employee of the Company or its affiliates who is selected by the Committee is eligible to participate in the Employee Option Plan as an "Eligible Individual." As of May 17, 1996, there were 13 Eligible Individuals.

         Terms and Conditions of Options. The Employee Option Plan provides for the grant of options which qualify for favorable federal income tax treatment as "incentive stock options" ("ISOs"), non-qualified stock options which do not so qualify ("NQSOs") and certain limited stock appreciation rights ("LSARs"). Unless otherwise designated by the Committee, Options granted under the Employee Option Plan will be NQSOs, will be exercisable for a price per Share equal to the fair market value of a Share on the date of the Option grant and will be exercisable for a period of ten years after the date of grant (or for a shorter period ending three months after the Option holder's termination of employment for reasons other than death, disability or retirement or discharge for cause, one year after termination of employment due to death disability or retirement, or immediately upon termination for cause. In no event may an Option be granted with an exercise price per Share that less than fair market value of a Share when the Option is granted, or for a term exceeding ten years from the date of grant. An Option holder's right to exercise Options is suspended during any period when the Option holder is the subject of a pending proceeding to terminate his or her employment for cause.

         Upon the exercise of an Option, the Exercise Price must be paid in full. Payment may be made in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Shares already owned by the option holder or Shares to be acquired by the option holder upon exercise of the Option, provided that the delivery of Shares concurrently with the exercise of an Option does not violate section 16(b) of the Exchange Act, or any rules or regulations promulgated thereunder.

         Terms and Conditions of Stock Appreciation Rights. Each Option granted under the Employee Option Plan will be accompanied by a LSAR that is exercisable for a period commencing on the date on which a Change in Control of the Company (as defined in the Employee Option Plan) occurs and ending six months after such date. Upon exercise of a LSAR, the Eligible Individual will be entitled to receive an amount equal to (a) the excess of the Change of Control Consideration (as defined in the Employee Option Plan) over the Exercise Price per Share specified in the LSAR, multiplied by (b) the number of Shares with respect to which the LSAR is being exercised. Change of Control Consideration is defined in the Employee Option Plan as the greater of (i) the highest price per Share paid by any person who initiated or sought to effect the Change in Control during the one-year period ending on the date of the Change in Control and (ii) the average Fair Market Value of a Share over the last 10 trading days preceding the date of the exercise of the LSAR. Under the Employee Option Plan, LSARs will be cancelled at the effective time of a Change of Control effected pursuant to a written agreement whereby the acquiror has agreed to make a monetary payment or provide substitute options or other property equivalent in value to the value of the Options being canceled.

REGULATORY RESTRICTIONS

         The Employee Option Plan is subject to certain restrictions imposed by the Office of Thrift Supervision that are established or implemented by a federal savings association or its holding company within one year after the association's conversion from a mutual association to a stock association. The restrictions apply to the Employee Option Plan because the conversion of Tarrytowns Bank, FSB occurred within one year prior to the date of this Annual Meeting. To reflect these requirements, the Employee Option Plan provides (i) that no Options may be granted prior to the date on which the Company's shareholders approve the Employee Option Plan; (ii) that, prior to October 5, 1995, no individual officer or employee may be granted Options to purchase more than 40,500 Shares; and (iii) that any Options granted prior to October 5, 1996 shall have an exercise price no less than the fair market value of a Share on the date the Option is granted and will become exercisable at a rate no more rapid than 20% per year beginning on the date of grant, with accelerated vesting in cases of death or disability. Management of the Company has been advised by its legal counsel that the Employee Option Plan complies with all applicable OTS regulations. The OTS has not endorsed or approved the Employee Option Plan. No representation to the contrary shall be made.

TERMINATION OR AMENDMENT OF THE EMPLOYEE OPTION PLAN

         Unless sooner terminated, the Employee Option Plan will terminate automatically on the day preceding the tenth anniversary of the Effective Date. The Board may suspend or terminate the Employee Option Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. In the event of any suspension or termination of the Employee Option Plan, all Options theretofore granted under the Employee Option Plan that are outstanding on the date of such suspension or termination of the Employee Option Plan will remain outstanding under the terms of the agreements granting such Options.

         The Board may amend or revise the Employee Option Plan in whole or in part at any time, but if the amendment or revision (i) materially increases the benefits accruing under the Employee Option Plan, (ii) materially increases the number of Shares which may be issued under the Employee Option Plan or (iii) materially modifies the requirements as to eligibility for Options under the Employee Option Plan, such amendment or revision will be subject to approval by the shareholders of the Company. Subject to these above provisions, the Board will also have broad authority to amend the Employee Option Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of ISOs, NQSOs and LSARs that may be granted under the Employee Option Plan and any descriptions of the provisions of any law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein.

         There are no federal income tax consequences for the Company or the option holder at the time an ISO is granted or upon the exercise of an ISO. If there is no sale or other disposition of the shares acquired upon the exercise of an ISO within two years after the date the ISO was granted, or within one year after the exercise of the ISO, then at no time will any amount be deductible by the Company with respect to the ISO. If the option holder exercises an ISO and sells or otherwise disposes of the shares so acquired after satisfying the foregoing holding period requirements, then he will realize a capital gain or loss on the sale or disposition. If the option holder exercises his ISO and sells or disposes of his shares prior to satisfying the foregoing holding period requirements, then an amount equal to the difference between the amount realized upon the sale or other disposition of such shares and the price paid for such shares upon the exercise of the ISO will be includible in the ordinary income of such person, and such amount will ordinarily be deductible by the Company at the time it is includible in such person's income.

         With respect to the grant of NQSOs and LSARs, there are no federal income tax consequences for the Company or the option holder at the date of the grant. Upon the exercise of a NQSO, an amount equal to the difference between the fair market value of the shares to be purchased on the date of exercise and the aggregate purchase price of such shares is generally includible in the ordinary income of the person exercising such NQSO, although such inclusion may be at a later date in the case of an option holder whose disposition of such shares could result in liability under Section 16(b) of the Exchange Act ("Section 16(b)"). The Company will ordinarily be entitled to a deduction for federal income tax purposes at the time the option holder is taxed on the exercise of the NQSO equal to the amount which the option holder is required to include as ordinary income.

         Upon exercise of an LSAR, the amount of cash or the fair market value of the shares received, determined on the date of exercise, is generally includible in the ordinary income of the person exercising the LSAR, although such inclusion may be at a later date in the case of an option holder who receives stock on the exercise of an LSAR and whose disposition of such shares could result in liability under Section 16(b). The Company will ordinarily be entitled to a deduction for federal income tax purposes at the time the option holder is taxed on the exercise of the LSAR, equal to the amount which the option holder is required to include as ordinary income.

         The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to Options and LSARs that may be granted under the Employee Option Plan. State and local tax consequences may also be significant. PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE EMPLOYEE OPTION PLAN.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 1996 STOCK OPTION PLAN FOR OFFICERS AND EMPLOYEES.

           ----------------------------------------------------------

                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                (PROPOSAL THREE)

           ----------------------------------------------------------

GENERAL PLAN INFORMATION

         The Company has adopted, subject to approval by shareholders of the Company, the Tappan Zee Financial, Inc. 1996 Stock Option Plan for Outside Directors ("Director Option Plan"). The Director Option Plan provides for the grant to outside directors of Options. The Director Option Plan will not take effect, and no Options granted thereunder will be effective, prior to the date of such shareholder approval ("Effective Date"). The Director Option Plan is not subject to ERISA. The principal provisions of the Director Option Plan are summarized below. The full text of the Director Option Plan is set forth as Appendix B to this Proxy Statement, to which reference is made, and the summary provided below is qualified in its entirety by such reference.

         Pursuant to regulations of the OTS applicable to management stock benefit plans to be established by a federal association or its holding company sooner than one year after the association's stock conversion, the affirmative vote of a majority of the votes eligible to be cast is required for approval of the Director Option Plan. Under the Company's Bylaws, the affirmative vote of a majority of the shares present and entitled to vote at a meeting at which a quorum is present would ordinarily be required for such approval. In the event that less than a majority of the votes eligible to be cast at the Annual Meeting, but at least a majority of the votes present and entitled to vote at the Annual Meeting, vote in favor of approval, the Director Option Plan will be considered approved, but it will not be implemented and no options will be granted, prior to October 5, 1996, which is the first anniversary of the Bank's Conversion.

PURPOSE OF THE DIRECTOR OPTION PLAN

         The purpose of the Director Option Plan is to advance the interests of the Company and its shareholders by providing outside directors of the Company and its affiliates with an incentive to achieve corporate objectives and by attracting and retaining directors of outstanding competence through the award of equity interests in the Company.

DESCRIPTION OF THE DIRECTOR OPTION PLAN

         Administration. The Committee will administer the Director Option Plan. Options granted under the Director Option Plan are by automatic formula grant, and the Committee has no discretion over such grants. Subject to certain specific limitations and restrictions set forth in the Director Option Plan, the Committee has full and final authority to interpret the Director Option Plan, to prescribe, amend and rescind rules and regulations, if any, relating to the Director Option Plan and to make all determinations necessary or advisable for the administration of the Director Option Plan. The costs and expenses of administering the Director Option Plan will be borne by the Company and not charged to any grant of an Option nor to any participating director.

         Stock Subject to the Director Option Plan. The Company has reserved 48,600 Shares for issuance of Options. Such Shares may be authorized and unissued shares or shares previously issued and reacquired by the Company. Any Shares subject to grants under the Director Option Plan which expire or are terminated, forfeited or cancelled without having been exercised or vested in full, shall again be available for purposes of the Director Option Plan. As of May 17, 1996, the aggregate fair market value of the Shares reserved for issuance was approximately $586,238, based on the closing sales price per share of $12.0625 on the NASDAQ Stock Market on the Record Date.

         Eligibility. Members of the Board or the board of directors of the Bank who are not employees or officers of the Company or Bank are eligible to participate in the Director Option Plan as an "Eligible Director." As of May 17, 1996, there were five Eligible Directors.

         Terms and Conditions of Options. Effective on the Effective Date of the Director Option Plan, each person who is an Eligible Director on such date will be granted a NQSO to purchase 8,100 Shares. Such Options will have an Exercise Price equal to the fair market value of a Share on the date of grant and an Exercise Period commencing on the date the Option is granted and expiring on the earliest of (i) the date he ceases to be an Eligible Director due to a removal for cause (in accordance with the Company's bylaws) and (ii) the last day of the ten-year period commencing on the date the Option was granted. On the first anniversary of the date of grant and on each anniversary thereof until all 8,100 Shares subject to the grant are exercisable, the Option will become exercisable as to 1,620 of the Shares as to which his outstanding Option has been granted. All optioned Shares not previously purchased or available for purchase will become available for purchase, on the date of the Option holder's death or Disability. In the future, newly elected Eligible Directors will receive Options to purchase 500 shares upon joining the Board, plus an additional 500 shares each January thereafter, subject to availability of reserved shares. These grants will generally be 100% vested and exercisable when granted.

         Options granted under the Director Option Plan will be NQSOs. Upon the exercise of an Option, the Exercise Price must be paid in full. Payment may be made in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Shares already owned by the option holder or Shares to be acquired by the option holder upon exercise of the Option, provided that the delivery of Shares concurrently with the exercise of an Option does not violate section 16(b) of the Exchange Act, or any rules or regulations promulgated thereunder.

         TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Each Option granted under the Director Option Plan will be accompanied by an LSAR that is exercisable for a period commencing on the date on which a Change in Control of the Company (as defined in the Director Option Plan) occurs and ending six months after such date. Upon exercise of a LSAR, the Eligible Individual will be entitled to receive an amount equal to (a) the excess of the Change of Control Consideration (as defined in the Director Option Plan) over the Exercise Price per Share specified in the LSAR, multiplied by (b) the number of Shares with respect to which the LSAR is being exercised. Change of Control Consideration is defined in the Director Option Plan as the greater of (i) the highest price per Share paid by any person who initiated or sought to effect the Change in Control during the one-year period ending on the date of the Change in Control and (ii) the average Fair Market Value of a Share over the last 10 trading days preceding the date of the exercise of the LSAR. Under the Director Option Plan, LSARs will be cancelled at the effective time of a Change of Control effected pursuant to a written agreement whereby the acquiror has agreed to make a monetary payment or provide substitute options or other property equivalent in value to the value of the Options being cancelled.

REGULATORY RESTRICTIONS

         The Director Option Plan is subject to certain restrictions imposed by the OTS that are established or implemented by a federal savings association or its holding company within one year after the association's conversion from a mutual association to a stock association. The restrictions apply to the Director Option Plan because the conversion of the Bank occurred within one year prior to the date of this Annual Meeting. To reflect these requirements, the Director Option Plan provides (i) that no Options may be granted prior to the date on which the Company's shareholders approve the Director Option Plan; (ii) that, prior to October 5, 1995, no directors may be granted Options to purchase more than 8,100 Shares individually and 48,000 in the aggregate; and (iii) that any Options granted prior to October 5, 1996 shall have an exercise price no less than the fair market value of a Share on the date the Option is granted and will become exercisable at a rate no more rapid than 20% per year beginning on the date of grant, with accelerated vesting in cases of death or disability. Management of the Company has been advised by its legal counsel that the Employee Option Plan complies with all applicable OTS regulations. The OTS has not endorsed or approved the Employee Option Plan. No representation to the contrary shall be made.

TERMINATION OR AMENDMENT OF THE DIRECTOR OPTION PLAN

         Unless sooner terminated, the Director Option Plan will terminate automatically on the day preceding the tenth anniversary of the Effective Date. The Board may suspend or terminate the Director Option Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. In the event of any suspension or termination of the Director Option Plan, all Options theretofore granted under the Director Option Plan that are effective on the date of such suspension or termination of the Director Option Plan will remain effective under the terms of the agreements granting such Options.

         The Board may amend or revise the Director Option Plan in whole or in part at any time, but if the amendment or revision (i) materially increases the benefits accruing under the Director Option Plan, (ii) materially increases the number of Shares which may be issued under the Director Option Plan or (iii) materially modifies the requirements as to eligibility for Options under the Director Option Plan, such amendment or revision will be subject to approval by the shareholders of the Company. Subject to these above provisions, the Board will also have broad authority to amend the Director Option Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of ISOs, NQSOs and LSARs that may be granted under the Director Option Plan and any descriptions of the provisions of any law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein.

         With respect to the grant of NQSOs and LSARs, there are no federal income tax consequences for the Company or the option holder at the date of the grant. Upon the exercise of a NQSO, an amount equal to the difference between the fair market value of the shares to be purchased on the date of exercise and the aggregate purchase price of such shares is generally includible in the ordinary income of the person exercising such NQSO, although such inclusion may be at a later date in the case of an option holder whose disposition of such shares could result in liability under Section 16(b). The Company will ordinarily be entitled to a deduction for federal income tax purposes at the time the option holder is taxed on the exercise of the NQSO equal to the amount which the option holder is required to include as ordinary income.

         Upon exercise of an LSAR, the amount of cash or the fair market value of the shares received, determined on the date of exercise, is generally includible in the ordinary income of the person exercising the LSAR, although such inclusion may be at a later date in the case of an option holder who receives stock on the exercise of an LSAR and whose disposition of such shares could result in liability under Section 16(b). The Company will ordinarily be entitled to a deduction for federal income tax purposes at the time the option holder is taxed on the exercise of the LSAR, equal to the amount which the option holder is required to include as ordinary income.

         The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to Options and LSARs that may be granted under the Director Option Plan. State and local tax consequences may also be significant. PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE DIRECTOR OPTION PLAN.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

                  ---------------------------------------------

                         RECOGNITION AND RETENTION PLAN
                           FOR OFFICERS AND EMPLOYEES
                                 (PROPOSAL FOUR)

                  ---------------------------------------------

GENERAL PLAN INFORMATION

         The Company has adopted, subject to the approval by shareholders of the Company, the Tappan Zee Financial, Inc. Recognition and Retention Plan for Officers and Employees ("Employee RRP"). The Employee RRP provides for restricted stock awards ("Awards") to certain officers and employees. The Employee RRP will not take effect, and no Awards granted thereunder will be effective, prior to the date of such shareholder approval ("Effective Date"). The Employee RRP is not subject to ERISA. The principal provisions of the Employee RRP are summarized below. The full text of the Employee RRP is set forth as Appendix C to this Proxy Statement, to which reference is made, and the summary provided below is qualified in its entirety by such reference.

         Pursuant to regulations of the OTS applicable to management stock benefit plans to be established by a federal association or its holding company sooner than one year after the association's stock conversion, the affirmative vote of a majority of the votes eligible to be cast is required for approval of the Employee RRP. Under the Company's Bylaws, the affirmative vote of a majority of the shares present and entitled to vote at a meeting at which a quorum is present would ordinarily be required for such approval. In the event that less than a majority of the votes eligible to be cast at the Annual Meeting, but at least a majority of the votes present and entitled to vote at the Annual Meeting, vote in favor of approval, the Employee RRP will be considered approved, but it will not be implemented and no Awards will be granted, prior to October 5, 1996, which is the first anniversary of the Bank's Conversion.

PURPOSE OF THE EMPLOYEE RRP

         The purpose of the Employee RRP is to advance the interests of the Company and its shareholders by providing current officers and employees of the Company and its affiliates with an incentive to achieve corporate objectives and by attracting and retaining officers and employees of outstanding competence through the award of equity interests in the Company.

DESCRIPTION OF THE EMPLOYEE RRP

         Administration. The Committee will administer the Employee RRP. Such Committee will be comprised of at least three directors of the Company, and all directors on the Committee will be "disinterested directors" (as that term is defined under Section 16(b) and the rules and regulations promulgated thereunder) who are not currently and have not at any time during the immediately preceding one-year period been an employee of the Company, the Bank or any affiliates. The Committee will determine, within the limitations of the Employee RRP, the officers and employees to whom Awards will be granted, the number of shares subject to each Award, the terms of such Awards (including provisions regarding exercisability and acceleration of exercisability) and the procedures by which the Awards shall be exercised. Subject to certain specific limitations and restrictions set forth in the Employee RRP, the Committee has full and final authority to interpret the Employee RRP, to prescribe, amend and rescind rules and regulations, if any, relating to the Employee RRP and to make all determinations necessary or advisable for the administration of the Employee RRP. The costs and expenses of administering the Employee RRP will be borne by the Company and not charged to any grant of an Award nor to any participating officer or employee.

         Stock Subject to the Employee RRP. The Company will establish a trust ("Trust") and will contribute, or cause to be contributed, to the Trust, from time to time, such amounts of money or property as shall be determined by the Board, in its discretion. No contributions by participants will be permitted. A trustee will invest the assets of the Trust in Shares and in such other investments including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Company, in such proportions as shall be determined by the Committee. In no event shall the assets of the Trust be used to purchase more than 45,360 Shares. As of May 17, 1996, the aggregate fair market value of the Shares to be authorized for the Employee RRP was $547,155, based on the closing sales price per share of $12.0625 on the NASDAQ Stock Market on the Record Date.

         Eligibility. Any employee of the Company or its affiliates who is selected by the Committee is eligible to participate in the Employee RRP as an "Eligible Individual." As of May 17, 1996, there were 13 Eligible Individuals.

         Terms and Conditions of Awards. The Committee may, in its discretion, grant Awards of restricted stock to Eligible Individuals. The Committee will determine at the time of the grant the number of Shares subject to an Award and the vesting schedule applicable to the Award and may, in its discretion, establish other terms and conditions applicable to the Award.

         Stock subject to Awards is held in trust pursuant to the Employee RRP until vested. An individual to whom an Award is granted is entitled to exercise voting rights and receive cash dividends with respect to stock subject to Awards granted to him whether or not vested. The Committee will exercise voting rights with respect to shares in the Employee RRP trust that have not been allocated as directed by the individuals eligible to participate in the Employee RRP, whether or not such individuals have been granted as Award. The shares covered by an Award will become vested in accordance with the terms of the Award and as soon as practicable following such vesting, the trustee will transfer the shares to the recipient. Unless the Committee provides otherwise, the shares covered by an Award will vest 20% each year for five years; however, if the recipient terminates employment with the Company on account of his death or disability, or in the event of a tender offer for, or a change of control of, the Company, then any shares covered by the Award will become 100% vested as of the date of his termination of employment with the Company or as of the commencement of such tender offer or the effective date of such change of control. If an individual covered by an Award terminates employment for reasons other than death or disability, the individual forfeits all rights to his unvested shares remaining in the Employee RRP trust. Shares distributed to any person pursuant to an Award generally will not be transferable for six months following the date of distribution.

REGULATORY RESTRICTIONS

         The Employee RRP is subject to certain restrictions imposed by the OTS that are established or implemented by a federal savings association or its holding company within one year after the association's conversion from a mutual association to a stock association. The restrictions apply to the Employee RRP because the conversion of the Bank occurred within one year prior to the date of this Annual Meeting. To reflect these requirements, the Employee RRP provides
(i) that no Awards may be granted prior to the date on which the Company's shareholders approve the Employee RRP, (ii) that, prior to October 5, 1996, no individual shall receive Awards for more than 16,200 Shares and (iii) that, any Awards granted prior to October 5, 1996 will become exercisable at a rate no more rapid than 20% per year beginning on the date of the grant, with accelerated vesting in cases of death or disability. Management of the Company has been advised by its legal counsel that the Employee RRP complies with all applicable OTS regulations. The OTS has not endorsed or approved the Employee RRP. No representation to the contrary shall be made.

TERMINATION OR AMENDMENT OF THE EMPLOYEE RRP

         The Board may suspend or terminate the Employee RRP in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee, but the Employee RRP may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Employee RRP, the trustee shall make distributions from the Trust in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust, if any, to the Company.

         The Board may amend or revise the Employee RRP in whole or in part at any time, but if the amendment or revision (1) materially increases the benefits accruing under the Employee RRP, (2) materially increases the number of Shares which may be issued under the Employee RRP or (3) materially modifies the requirements as to eligibility for Awards under the Employee RRP, such amendment or revision will be subject to approval by the shareholders of the Company. Subject to these above provisions, the Board will also have broad authority to amend the Employee RRP to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of Awards that may be granted under the Employee RRP. Any descriptions of the provisions of any law, regulation or policy contained herein are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein. The Employee RRP does not constitute a qualified plan under section 401(a) of the Code.

         The award of Shares under the Employee RRP does not result in federal income tax consequences to either the Company or the award recipient. Upon the vesting of an award and the distribution of the vested shares, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occur, an amount equal to the fair market value of the shares on the vesting date, and the Company will generally be allowed to claim a deduction, for compensation expense, in a like amount. To the extent that dividends are paid with respect to unvested shares held under the Employee RRP and distributed to the award recipient, such dividend amounts will likewise be includible in the ordinary income of the recipient and allowable as a deduction, for compensation expense, to the Company. Dividends declared and paid with respect to vested shares, as well as any gain or loss realized upon an award recipient's disposition of the shares, will be treated as dividend income and capital gain or loss, respectively, in the same manner as for other shareholders.

         The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to Awards that may be granted under the Employee RRP. State and local tax consequences may also be significant. PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE EMPLOYEE RRP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RECOGNITION AND RETENTION PLAN FOR OFFICERS AND EMPLOYEES.

                -------------------------------------------------

                         RECOGNITION AND RETENTION PLAN
                              FOR OUTSIDE DIRECTORS

                                 (PROPOSAL FIVE)

                -------------------------------------------------

GENERAL PLAN INFORMATION

         The Company has adopted, subject to the approval by shareholders of the Company, the Tappan Zee Financial, Inc. Recognition and Retention Plan for Outside Directors ("Director RRP"). The Director RRP provides for restricted stock awards ("Awards") to outside directors and directors emeritus of the Company or Bank. The Director RRP will not take effect, and no Awards granted thereunder will be effective, prior to the date of such shareholder approval ("Effective Date"). The Director RRP is not subject to ERISA. The principal provisions of the Director RRP are summarized below. The full text of the Director RRP is set forth as Appendix D to this Proxy Statement, to which reference is made, and the summary provided below is qualified in its entirety by such reference.

         Pursuant to regulations of the OTS applicable to management stock benefit plans to be established by a federal association or its holding company sooner than one year after the association's stock conversion, the affirmative vote of a majority of the votes eligible to be cast is required for approval of the Director RRP. Under the Company's Bylaws, the affirmative vote of a majority of the shares present and entitled to vote at a meeting at which a quorum is present would ordinarily be required for such approval. In the event that less than a majority of the votes eligible to be cast at the Annual Meeting, but at least a majority of the votes present and entitled to vote at the Annual Meeting, vote in favor of approval, the Director RRP will be considered approved, but it will not be implemented and no Awards will be granted, prior to October 5, 1996, which is the first anniversary of the Bank's Conversion.

PURPOSE OF THE DIRECTOR RRP

         The purpose of the Director RRP is to advance the interests of the Company and its shareholders by providing current outside directors of the Company and its affiliates with an incentive to achieve corporate objectives and by attracting and retaining directors of outstanding competence through the award of equity interests in the Company.

DESCRIPTION OF THE DIRECTOR RRP

         Administration. The Committee will administer the Director RRP. Awards granted under the Director RRP are by automatic formula grant, and the Committee has no discretion over such grants. Subject to certain specific limitations and restrictions set forth in the Director RRP, the Committee has full and final authority to interpret the Director RRP, to prescribe, amend and rescind rules and regulations, if any, relating to the Director RRP and to make all determinations necessary or advisable for the administration of the Director RRP. The costs and expenses of administering the Director RRP will be borne by the Company and not charged to any grant of an Award nor to any participating director.

         Stock Subject to the Director RRP. The Company will establish a trust ("Trust") and will contribute, or cause to be contributed, to the Trust, from time to time, such amounts of money or property as shall be determined by the Board, in its discretion. No contributions by participants shall be permitted. A trustee will invest the assets of the Trust in Shares and in such other investments including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Company, in such proportions as shall be determined by the Committee. In no event shall the assets of the Trust be used to purchase more than 19,440 Shares. As of May 17, 1996, the aggregate fair market value of the Shares reserved for issuance was $234,495, based on the closing sales price per share of $12.0625 on the NASDAQ Stock Market on the Record Date.

         Eligibility. Members of the Board or the board of directors of the Bank who are not employees or officers of the Company or Bank are eligible to participate in the Director RRP as an "Eligible Director." Former members of the Board who are continuing to serve the Company in an advisory capacity to its board of directors and who have not received an Award as an "Eligible Director" are eligible to participate as an "Eligible Director Emeritus." As of May 17, 1996, there were five and three Eligible Directors and Eligible Directors Emeritus, respectively.

         Terms and Conditions of Awards. On the Effective Date, each Eligible Director will be granted an Award of 3,240 Shares and each Eligible Director Emeritus will be granted an Award of 1,080 Shares. A person who becomes an Eligible Director subsequent to the Effective Date shall be granted, on the 15th day of the month following the month in which such individual becomes an Eligible Director (or, if such date is not a business day, the first business day thereafter), an Award of 3,240 Shares. In the event that the number of available Shares in the Trust is less than the total number of Shares with respect to which Awards would be granted, each Eligible Director scheduled to receive an Award will be granted an Award for a pro-rated number of whole Shares based upon the amount of available Shares. Each Award granted prior to October 5, 1996 will become vested and distributable at a rate of 20% on each anniversary date of the grant, but such Award will become fully vested on the date of the Award holder's death or Disability.

         Stock subject to Awards is held in trust pursuant to the Director RRP until vested. An individual to whom an Award is granted is entitled to exercise voting rights and receive cash dividends with respect to stock subject to Awards granted to him whether or not vested. The Committee will exercise voting rights with respect to shares in the Director RRP trust that have not been allocated as directed by the individuals eligible to participate in the Director RRP, whether or not such individuals have been granted as Award. The shares covered by an Award will become vested in accordance with the terms of the

Award and as soon as practicable following such vesting, the trustee will transfer the shares to the recipient. Unless the Committee provides otherwise, the shares covered by an Award will vest 20% each year for five years; however, if the recipient terminates employment with the Company on account of his death or disability, or in the event of a tender offer for, or a change of control of, the Company, then any shares covered by the Award will become 100% vested as of the date of his termination of employment with the Company or as of the commencement of such tender offer or the effective date of such change of control. If an individual covered by an Award terminates employment for reasons other than death or disability, the individual forfeits all rights to his unvested shares remaining in the Director RRP trust. Shares distributed to any person pursuant to an Award generally will not be transferable for six months following the date of distribution.

REGULATORY RESTRICTIONS

         The Director RRP is subject to certain restrictions imposed by the OTS that are established or implemented by a federal savings association or its holding company within one year after the association's conversion from a mutual association to a stock association. The restrictions apply to the Director RRP because the conversion of the Bank occurred within one year prior to the date of this Annual Meeting. To reflect these requirements, the Director RRP provides
(i) that no Awards may be granted prior to the date on which the Company's shareholders approve the Director RRP and (ii) that, any Awards granted prior to October 5, 1996 will become exercisable at a rate no more rapid than 20% per year beginning on the date of the grant, with accelerated vesting in cases of death or disability. Management of the Company has been advised by its legal counsel that the Director RRP complies with all applicable OTS regulations. The OTS has not endorsed or approved the Director RRP. No representation to the contrary shall be made.

TERMINATION OR AMENDMENT OF THE DIRECTOR RRP

         The Board may suspend or terminate the Director RRP in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee, but the Director RRP may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Director RRP, the trustee shall make distributions from the Trust in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust, if any, to the Company.

         The Board may amend or revise the Director RRP in whole or in part at any time, but if the amendment or revision (i) materially increases the benefits accruing under the Director RRP, (ii) materially increases the number of Shares which may be issued under the Director RRP or (iii) materially modifies the requirements as to eligibility for Awards under the Director RRP, such amendment or revision will be subject to approval by the shareholders of the Company. Subject to these above provisions, the Board will also have broad authority to amend the Director RRP to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of Awards that may be granted under the Director RRP. Any descriptions of the provisions of any law, regulation or policy contained herein are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein. The Director RRP does not constitute a qualified plan under section 401(a) of the Code.

         The award of Shares under the Director RRP does not result in federal income tax consequences to either the Company or the award recipient. Upon the vesting of an award and the distribution of the vested shares, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occur, an amount equal to the fair market value of the shares on the vesting date, and the Company will generally be allowed to claim a deduction, for compensation expense, in a like amount. To the extent that dividends are paid with respect to unvested shares held under the Director RRP and distributed to the award recipient, such dividend amounts will likewise be includible in the ordinary income of the recipient and allowable as a deduction, for compensation expense, to the Company. Dividends declared and paid with respect to vested shares, as well as any gain or loss realized upon an award recipient's disposition of the shares, will be treated as dividend income and capital gain or loss, respectively, in the same manner as for other shareholders.

         The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to Awards that may be granted under the Director RRP. State and local tax consequences may also be significant. PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE DIRECTOR RRP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RECOGNITION AND RETENTION PLAN FOR OUTSIDE DIRECTORS.

                                NEW PLAN BENEFITS

                     TAPPAN ZEE FINANCIAL, INC. STOCK PLANS

==============================================================================================================================
                                            Employee          Director Option         Employee                Director
                                         Option Plan(1)           Plan(2)              RRP(3)                  RRP(4)
                                      ----------------------------------------------------------------------------------------
            Name/Position                  #      $ Value       #      $ Value      #        $ Value       #       $ Value
==============================================================================================================================
Stephen C. Byelick                       40,500      0         --         --      16,200     195,413      --          --
President and CEO
- ------------------------------------------------------------------------------------------------------------------------------
Harry G. Murphy                          40,500      0         --         --      16,200     195,413      --          --
Vice President and Secretary
- ------------------------------------------------------------------------------------------------------------------------------
All Executive Officers as a Group        81,000      0         --         --      32,400     390,826      --          --
- ------------------------------------------------------------------------------------------------------------------------------
All Outside Directors as a Group           --        --      40,500       0         --         --       19,440     $234,495
- ------------------------------------------------------------------------------------------------------------------------------
All Non-Executive employees as a          N/A       N/A        --         --       N/A         N/A        --          --
group(5)
==============================================================================================================================

(1) As of the Record Date, no grants have been made under the Employee Option Plan. It is not determinable at this time what benefits, if any, each of the persons or groups listed will receive under such plan. The numbers in the table reflect the Compensation Committee's intentions of grants to be made upon the effective date of approval of the Employee Option Plan.

(2) On the Effective Date, each outside director will receive a non-qualified stock option to purchase 8,100 Shares with an Exercise Price equal to the Fair Market Value of a Share on the Effective Date. On each anniversary of the date of the grant until all Shares are exercisable, 1,620 Shares subject to each option will become exercisable. Such Options will expire on the earliest of the director's removal for cause or on the tenth anniversary of the date of the grant.

(3) As of the Record Date, no grants have been made under the Employee RRP. It is not determinable at this time what benefits, if any, each of the persons or groups listed will receive under such plan. The numbers in the table reflect the Compensation Committee's intentions of grants to be made upon the effective date of approval of the Employee Option Plan.

(4) On the Effective Date, each Eligible Outside Director will receive an Award of 3,240 Shares and each Eligible Director Emeritus will receive an Award of 1,080 Shares. On each anniversary of the date of the grant until all Shares are vested, 20% of such Award will become vested and distributed to the grantee. The dollar value is based on a price per Share of $12.0625 (the fair market value as reported on NASDAQ on the Record Date). The actual value of the benefits under this plan will depend on the fair market value of a Share on the Effective Date, which is indeterminable at this time.

(5) As of the date of this Proxy Statement, no determination has been made as to whether other employees will receive grants or if so, the amount of such grants.

       ------------------------------------------------------------------

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                 (PROPOSAL SIX)

       ------------------------------------------------------------------

         The Board of Directors has appointed the firm of KPMG Peat Marwick LLP to act as independent auditors for the company for the fiscal year ending March 31, 1997, subject to ratification of such appointment by the Company's shareholders.

         A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       ------------------------------------------------------------------

           AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION,
                TO DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER
                BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING,
                 AND ANY ADJOURNMENT THEREOF, INCLUDING, WITHOUT
                   LIMITATION, A MOTION TO ADJOURN THE MEETING
                                (PROPOSAL SEVEN)

       ------------------------------------------------------------------

         The Board is not aware of any other business that may properly come before the Annual Meeting. The Board seeks the authorization of the shareholders of the Company, in the event such matters come before the meeting, including, but not limited to, consideration of whether to postpone or adjourn the Annual Meeting once called to order, to direct the manner in which those shares represented at the Annual Meeting by proxies solicited pursuant to this Proxy Statement shall be voted as to such other matters. As to all such matters, the Board intends that it would direct the voting of such shares in the manner determined by the Board, in its discretion, and in the exercise of it duties and responsibilities, to be in the best interests of the Company and its shareholders, taken as a whole.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" AUTHORIZATION OF THE BOARD OF DIRECTORS OF TAPPAN ZEE FINANCIAL, INC., IN ITS DISCRETION, TO DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT THEREOF, INCLUDING, WITHOUT LIMITATION, A MOTION TO ADJOURN THE MEETING

                             ADDITIONAL INFORMATION

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the Company's proxy statement and proxy card relating to the Company's 1997 Annual Meeting of shareholders must be received by the Company by March 1, 1997, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. Section240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

         The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board of Directors. The shareholder must be a shareholder of record and have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A shareholder's notice to the Secretary shall set forth as to the matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting or if a nomination for election as a director, the name, age, business and residence address and principal occupation or employment of such nominee, such nominee's written consent to serve as director, if elected, and such other information required by the proxy rules of the SEC; (b) the name and address of the shareholder proposing such business; (c) the class and number of shares of the Company which are owned of record by the shareholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; and (e) such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC or required to be delivered to the Company pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Company is then subject to such rules). Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See "Date For Submission of Shareholder Proposals."

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the shareholders at the 1996 Annual Meeting. See "Authorization of the Board of Directors, in its discretion, to Direct the Vote of the Proxies upon such Other Business as may properly come before the Meeting, and any adjournment thereof, including, without limitation, a Motion to Adjourn the Meeting (Proposal Seven)."

         A copy of the 1996 Annual Report to shareholders, including the consolidated financial statements and prepared in conformity with generally accepted accounting principles, for the fiscal year ended March 31, 1996 accompanies this Proxy Statement. The consolidated financial statements have been audited by KPMG Peat Marwick LLP whose report appears in the Annual Report. THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K WITH THE SEC. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO HARRY G. MURPHY, VICE PRESIDENT AND SECRETARY, TAPPAN ZEE FINANCIAL, INC., 75 NORTH BROADWAY, TARRYTOWN, NEW YORK 10591, OR BY CALLING
(914) 631-0344.

                                              By Order of the Board of Directors

                                              /s/ Harry G. Murphy
                                              Harry G. Murphy
                                              Secretary

Tarrytown, New York
May 31, 1996

        TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING
                 PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN
                       THE ACCOMPANYING PROXY CARD IN THE
                         POSTAGE-PAID ENVELOPE PROVIDED.

                                    EXHIBIT A

  TAPPAN ZEE FINANCIAL, INC. 1996 STOCK OPTION PLAN FOR OFFICERS AND EMPLOYEES

                                    ARTICLE I
                                     PURPOSE

         SECTION 1.1 GENERAL PURPOSE OF THE PLAN.

         The purpose of the Plan is to promote the growth and profitability of Tappan Zee Financial, Inc., to provide certain key officers and employees of Tappan Zee Financial, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Tappan Zee Financial, Inc.

                                   ARTICLE II
                                   DEFINITIONS

         The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

         SECTION 2.1 BANK means Tarrytowns Bank, FSB, a federally chartered savings institution, and any successor thereto.

         SECTION 2.2 BOARD means the board of directors of Tappan Zee Financial, Inc.

         SECTION 2.3 CHANGE IN CONTROL OF THE COMPANY means any of the following events:

         (a) approval by the stockholders of Tappan Zee Financial, Inc. of a transaction that would result in the reorganization, merger or consolidation of Tappan Zee Financial, Inc. with one or more other persons, other than a transaction following which:

                  (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in Tappan Zee Financial, Inc.; and

                  (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of Tappan Zee Financial, Inc.;

         (b) the acquisition of all or substantially all of the assets of Tappan Zee Financial, Inc. or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of Tappan Zee Financial, Inc. entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of Tappan Zee Financial, Inc. of any transaction which would result in such an acquisition;

         (c) a complete liquidation or dissolution of Tappan Zee Financial, Inc., or approval by the stockholders of Tappan Zee Financial, Inc. of a plan for such liquidation or dissolution;

         (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Tappan Zee Financial, Inc. do not belong to any of the following groups:

                  (i) individuals who were members of the Board of Directors of Tappan Zee Financial, Inc. on the effective date of this Plan; or

                  (ii) individuals who first became members of the Board of Directors of Tappan Zee Financial, Inc. after the effective date of this Plan either:

                  (A) upon election to serve as a member of the Board of Directors of Tappan Zee Financial, Inc. by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                  (B) upon election by the stockholders of Tappan Zee Financial, Inc. to serve as a member of the Board of Tappan Zee Financial, Inc., but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of Tappan Zee Financial, Inc., or of a nominating committee thereof, in office at the time of such first nomination;

         provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Tappan Zee Financial, Inc.; or

         (e) any event which would be described in section 2.3(a), (b), (c) or
(d) if the term "Bank" were substituted for the term "Tappan Zee FInancial, Inc." therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, by Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.3, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         SECTION 2.4 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

         SECTION 2.5 COMMITTEE means the Committee described in section 3.1.

         SECTION 2.6 COMPANY means Tappan Zee Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution.

         SECTION 2.7 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

         SECTION 2.8 DISINTERESTED BOARD MEMBER means a member of the Board who
(a) is not a current employee of the Company, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director and (d) is not currently and for a period of at least one year has not been eligible for discretionary awards under any stock compensation plan of the Company. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

         SECTION 2.9 EFFECTIVE DATE means July 11, 1996.

         SECTION 2.10 ELIGIBLE INDIVIDUAL means any individual whom the Committee may determine to be a key officer or employee of the Company and select to receive a grant of an Option pursuant to the Plan.

         SECTION 2.11 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         SECTION 2.12 EXERCISE PRICE means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 4.4.

         SECTION 2.13 FAIR MARKET VALUE means, with respect to a Share on a specified date:

         (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

         (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

         (c) if sections 2.12(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

         SECTION 2.14 INCENTIVE STOCK OPTION means a right to purchase Shares that is granted pursuant to section 4.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

         SECTION 2.15 LIMITED STOCK APPRECIATION RIGHT means a right granted pursuant to section 4.9.

         SECTION 2.16 NON-QUALIFIED STOCK OPTION means a right to purchase Shares that (a) is granted pursuant to section 4.1 and is designated by the Committee to be a Non-Qualified Stock Option, or (b) does not satisfy the requirements of section 422 of the Code.

         SECTION 2.17 OPTION means either an Incentive Stock Option or a Non-Qualified Stock Option.

         SECTION 2.18 OPTION PERIOD means the period during which an Option may be exercised, determined in accordance with section 4.5.

         SECTION 2.19 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

         SECTION 2.20 PLAN means the Tappan Zee Financial, Inc. 1996 Stock Option Plan for Officers and Employees, as amended from time to time.

         SECTION 2.21 QUALIFIED DOMESTIC RELATIONS ORDER means a Domestic Relations Order that: (a) clearly specifies (i) the name and last known mailing address of the Option holder and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Option holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and (b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order. For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of an Option holder.

         SECTION 2.22 RETIREMENT means retirement at the normal or early retirement date as set forth in any tax-qualified retirement plan of the Bank.

         SECTION 2.23 SHARE means a share of Common Stock, par value $.01 per share, of Tappan Zee Financial, Inc.

         SECTION 2.24 TERMINATION FOR CAUSE means one of the following:

         (a) for an Eligible Employee who is not an officer or employee of any bank or savings institution regulated by the Office of Thrift Suprevision, "Termination for Cause" means termination of employment with the Company upon the occurrence of any of the following: (A) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony; (B) the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (C) the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Company; (D) the employee breaches his fiduciary duties to the Company for personal profit; or (E) the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company;

         (b) for an Eligible Employee who is an officer or employee of a bank or savings institution regulated by the Office of Thrift Suprevision, "Termination for Cause" means termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such individual shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after the Board adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (which meeting shall be held not more than fifteen (15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the individual for cause.

                                   ARTICLE III
                                 ADMINISTRATION

         SECTION 3.1 COMMITTEE.

         The Plan shall be administered by a Committee consisting of the members of the Compensation Committee of Tappan Zee Financial, Inc. who are Disinterested Board Members. If fewer than three members of the Compensation Committee are Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.

         SECTION 3.2 COMMITTEE ACTION.

         The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

         SECTION 3.3 COMMITTEE RESPONSIBILITIES.

         Subject to the terms and conditions of the Plan and such limitations as may be imposed from time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

         (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options, if any, to be granted, and the terms and conditions thereof;

         (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

         (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                   ARTICLE IV
                                  STOCK OPTIONS

         SECTION 4.1 IN GENERAL.

         Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares. Any such Option shall be evidenced by a written agreement which shall:

         (a) designate the Option as either an Incentive Stock Option or a Non-Qualified Stock Option;

         (b) specify the number of Shares covered by the Option;

         (c) specify the Exercise Price, determined in accordance with section 4.4, for the Shares subject to the Option;

         (d) specify the Option Period determined in accordance with section
4.5;

         (e) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

         (f) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.

         SECTION 4.2 AVAILABLE SHARES.

         Subject to section 5.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

         (a) 113,400 Shares; over

         (b) the sum of:

                  (i) the number of Shares with respect to which previously granted Options may then or may in the future be exercised; plus

                  (ii) the number of Shares with respect to which previously granted Options have been exercised.

For purposes of this section 4.2, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares.

         SECTION 4.3 SIZE OF OPTION.

         Subject to sections 4.2 and 4.10 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion. Except as provided in section 4.10, the maximum number of Shares that may be optioned to any one individual under this Plan during its entire duration shall be the entire number of Shares available under the Plan.

         SECTION 4.4 EXERCISE PRICE.

         The price per Share at which an Option granted to an Eligible Individual may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

         SECTION 4.5 OPTION PERIOD.

         Subject to section 4.10, the Option Period during which an Option granted to an Eligible Individual may be exercised shall commence on the date specified by the Committee in the Option agreement and shall expire on the date specified in the Option agreement or, if no date is specified, on the earliest of:

         (a) the close of business on the last day of the three-month period commencing on the date of the Eligible Individual's termination of employment with the Company, other than on account of death or Disability, Retirement or a Termination for Cause;

         (b) the close of business on the last day of the one-year period commencing on the date of the Eligible Individual's termination of employment due to death, Disability or Retirement;

         (c) the date and time when the Eligible Individual ceases to be an employee of the Company due to a Termination for Cause; and

         (d) the last day of the ten-year period commencing on the date on which the Option was granted.

         SECTION 4.6 METHOD OF EXERCISE.

         (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

         (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

         (ii) delivering to the Committee full payment, consistent with section 4.6(b), for the Shares as to which the Option is to be exercised; and

         (iii) satisfying such other conditions as may be prescribed in the Option agreement.

         (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent permitted by the Committee, by one or more of the following: (i) in the form of Shares already owned beneficially for a period of more than six months by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; (ii) after a period of six months from the date of grant of any such Option, by requesting the Company to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof; provided, however, that an election under section 4.6(b)(ii) or (iii) shall be subject to the conditions and limitations of Rule 16b-3(e) promulgated under the Exchange Act. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         (c) When the requirements of section 4.6(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 5.3.

         SECTION 4.7 LIMITATIONS ON OPTIONS.

         (a) An Option by its terms shall not be transferable by the Option holder other than by will or by the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the lifetime of the Option holder, only by the Option holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order.

         (b) The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

         SECTION 4.8 ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK OPTIONS.


         In addition to the limitations of section 4.7, an Option designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

         (a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and
(ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Individual which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

         (b) The Exercise Price of an Incentive Stock Option granted to an Eligible Individual who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

         (c) The Option Period of an Incentive Stock Option granted to an Eligible Individual who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Option Period that does not satisfy this requirement, the designated Option Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

         (d) An Incentive Stock Option that is exercised during its designated Option Period but more than (i) three (3) months after the termination of employment with the Company (other than on account of disability within the meaning of section 22(e)(3) of the Code or death) of the Eligible Individual to whom it was granted; and (ii) one (1) year after such individual's termination of employment with the Company due to disability (within the meaning of section 22(e)(3) of the Code); may be exercised in accordance with the terms but shall be treated as a Non-Qualified Stock Option; and

         (e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

         SECTION 4.9 LIMITED STOCK APPRECIATION RIGHTS.

         (a) Each Option granted under this Plan shall be accompanied by a Limited Stock Appreciation Right that is exercisable at the times and upon the terms and conditions set forth herein. Each Limited Stock Appreciation Right granted hereunder shall be exercisable for a period commencing on the date on which a Change in Control of the Company occurs and ending six (6) months after such date or, if later in the case of any Person, thirty (30) days after the earliest date on which such Person may exercise the Limited Stock Appreciation Right without subjecting himself to liability under section 16 of the Securities Exchange Act of 1934, as amended. A Person in possession of a Limited Stock Appreciation Right granted hereunder may exercise such Limited Stock Appreciation Right by:

         (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Limited Stock Appreciation Right; and

         (ii) agreeing in such written notice to the cancellation of Options then outstanding to him for a number of Shares equal to the number of Shares for which the Limited Stock Appreciation Right is being exercised.

Except as provided in section 4.9(c), within ten (10) days after the giving of such a notice, the Committee shall cause the Company to deliver to such Person a monetary payment in an amount per Share equal to the amount by which the Change in Control Consideration exceeds the Exercise Price per Share of each of the Options being cancelled.

         (b) For purposes of section 4.9(a), the term Change in Control Consideration shall mean the greater of (i) the highest price per Share paid by any Person who initiated or sought to effect the Change in Control for a Share during the period of one (1) year ending on the date of the relevant Change in Control of the Company; and (ii) the average Fair Market Value of a Share over the last ten (10) trading days preceding the date of exercise of the Limited Stock Appreciation Right.

         (c) Notwithstanding anything herein contained to the contrary, the Limited Stock Appreciation Rights granted hereunder shall be cancelled at the effective time of a Change in Control of the Company resulting from a transaction between the Company and another party pursuant to a written agreement whereby the consummation of the transaction is conditioned upon the delivery to each Option holder, upon the closing of such transaction and in exchange for the cancellation of all of such Option holder's outstanding Options, of a monetary payment or property with a value equivalent to the value of the Options being cancelled.

         SECTION 4.10 REQUIRED REGULATORY PROVISIONS.

         Notwithstanding anything contained herein to the contrary:

         (a) no Option shall be granted under the Plan prior to the date on which the Plan is approved by the holders of a majority of the Shares outstanding on such date and eligible to vote upon the proposal to approve the Plan;

         (b) at any time prior to October 5, 1996, no individual may be granted Options to purchase more than Forty Thousand Five Hundred (40,500) Shares;

         (c) each Option granted prior to October 5, 1996 shall become exercisable as follows:

                  (i) prior to the first anniversary of the date on which the Option is granted, the Option shall not be exercisable;

                  (ii) on and after the first anniversary, but prior to the second anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of twenty percent (20%) of the Shares subject to the Option when granted;

                  (iii) on and after the second anniversary, but prior to the third anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of forty percent (40%) of the Shares subject to the Option when granted, including in such forty percent (40%) any optioned Shares purchased prior to such second anniversary;

                  (iv) on and after the third anniversary, but prior to the fourth anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of sixty percent (60%) of the Shares subject to the Option when granted, including in such sixty percent (60%) any optioned Shares purchased prior to such third anniversary;

                  (v) on and after the fourth anniversary, but prior to the fifth anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of eighty percent (80%) of the Shares subject to the Option when granted, including in such eighty percent (80%) any optioned Shares purchased prior to such fourth anniversary; and

                  (vi) on and after the fifth anniversary of the date on which the Option is granted and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased;

    provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death or Disability; and

         (d) The Exercise Period of any Option granted hereunder, whether or not previously vested, shall be suspended as of the time and date at which the Option holder has received notice from the Board that his or her employment is subject to a possible Termination for Cause. Such suspension shall remain in effect until the Option holder receives official notice from the Board that he or she has been cleared of any possible Termination for Cause, at which time, the original Exercise Period shall be reinstated without any adjustment for the intervening suspended period.

         (e) No Option granted hereunder, whether or not previously vested, shall be exercised after the time and date at which the Option holder's employment with the Company is terminated in a Termination for Cause.

                                    ARTICLE V
                            AMENDMENT AND TERMINATION

         SECTION 5.1 TERMINATION.

         The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option agreements evidencing such Options.

         SECTION 5.2 AMENDMENT.

         The Board may amend or revise the Plan in whole or in part at any time; provided, however, that if the amendment or revision:

         (a) materially increases the benefits accruing under the Plan;

         (b) materially increases the number of Shares which may be issued under the Plan; or

         (c) materially modifies the requirements as to eligibility for Options under the Plan;

such amendment or revision shall be subject to approval by the shareholders of the Company; and provided, further, that no amendment required to comply with or conform to any condition imposed under section 162(m) of the Code on federal income tax deductions allowable to the Company in respect of the Plan shall require such approval.

         SECTION 5.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.


         (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available pursuant to section 4.2 shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by dividing the Exercise Price by such number of Shares; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

         (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding may be cancelled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Board upon 30 days' written notice to the Option holder; provided, however, that on or as soon as practicable following the date of cancellation, each Option holder shall receive a monetary payment in such amount, or other property of such kind and value, as the Board determines in good faith to be equivalent in value to the Options that have been cancelled.

         (c) In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares) which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes or otherwise than by dividend makes distribution of property to the holders of its Shares, the Company shall make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend. Such payment shall be made at substantially the same time, in substantially the same form and in substantially the same amount per optioned Share as the dividend or other distribution paid with respect to outstanding Shares; provided, however, that if any dividend or distribution on outstanding Shares is paid in property than cash, the Company, in its discretion applied uniformly to all outstanding Options, may make such payment in a cash amount per optioned Share equal in fair market value to the fair market value of the non-cash dividend or distribution.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.1 STATUS AS AN EMPLOYEE BENEFIT PLAN.


         This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

         SECTION 6.2 NO RIGHT TO CONTINUED EMPLOYMENT.

         Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of employment by the Company. The Company reserves the right to dismiss any Eligible Individual or otherwise deal with any Eligible Individual to the same extent as though the Plan had not been adopted.

         SECTION 6.3 CONSTRUCTION OF LANGUAGE.

         Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

         SECTION 6.4 GOVERNING LAW.

         The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.

         SECTION 6.5 HEADINGS.

         The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

         SECTION 6.6 NON-ALIENATION OF BENEFITS.

         The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a Qualified Domestic Relations Order.

         SECTION 6.7 TAXES.

         The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

         SECTION 6.8 APPROVAL OF SHAREHOLDERS.

         The Plan and all Options and Limited Stock Appreciation Rights granted hereunder shall be conditioned on the approval of the Plan by the holders of a majority of the Shares of Tappan Zee Financial, Inc. entitled to vote at an annual or special meeting of the holders of Shares held no earlier than April 5, 1996. No Option or Limited Stock Appreciation Rights under the Plan shall be granted, nor shall any such Option or Limited Stock Appreciation Rights be exercised or any Shares issued or purchased, prior to such approval.

         SECTION 6.9 NOTICES.

         Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

         (a) If to the Committee:

             Tappan Zee Financial, Inc.
             75 North Broadway
             P.O. Box 187
             Tarrytown, New York  10591

             Attention: Corporate Secretary

         (b) If to an Option holder, to the Option holder's address as shown in the Company's personnel records.

                                    EXHIBIT B

     TAPPAN ZEE FINANCIAL, INC. 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                    ARTICLE I
                                     PURPOSE

         SECTION 1.1 GENERAL PURPOSE OF THE PLAN.


         The purpose of the Plan is to promote the growth and profitability of Tappan Zee Financial, Inc., to provide Eligible Directors of Tappan Zee Financial, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain key directors of outstanding competence and to provide such Eligible Directors with an equity interest in Tappan Zee Financial, Inc.

                                   ARTICLE II
                                   DEFINITIONS

         The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

         SECTION 2.1 BANK means Tarrytowns Bank, FSB, a federally chartered savings institution, and any successor thereto.

         SECTION 2.2 BOARD means the board of directors of Tappan Zee Financial, Inc.

         SECTION 2.3 CHANGE IN CONTROL OF THE COMPANY means any of the following events:

         (a) approval by the stockholders of Tappan Zee Financial, Inc. of a transaction that would result in the reorganization, merger or consolidation of Tappan Zee Financial, Inc. with one or more other persons, other than a transaction following which:

                  (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in Tappan Zee Financial, Inc.; and

                  (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of Tappan Zee Financial, Inc.;

         (b) the acquisition of all or substantially all of the assets of Tappan Zee Financial, Inc. or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of Tappan Zee Financial, Inc. entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of Tappan Zee Financial, Inc. of any transaction which would result in such an acquisition;

         (c) a complete liquidation or dissolution of Tappan Zee Financial, Inc., or approval by the stockholders of Tappan Zee Financial, Inc. of a plan for such liquidation or dissolution;

         (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Tappan Zee Financial, Inc. do not belong to any of the following groups:

                  (i) individuals who were members of the Board of Directors of Tappan Zee Financial, Inc. on the effective date of this Plan; or

                  (ii) individuals who first became members of the Board of Directors of Tappan Zee Financial, Inc. after the effective date of this Plan either:

                  (A) upon election to serve as a member of the Board of Directors of Tappan Zee Financial, Inc. by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                  (B) upon election by the stockholders of Tappan Zee Financial, Inc. to serve as a member of the Board of Directors of Tappan Zee Financial, Inc., but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of Tappan Zee Financial, Inc., or of a nominating committee thereof, in office at the time of such first nomination;

         provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of Tappan Zee Financial, Inc.; or

         (e) any event which would be described in section 2.3(a), (b), (c) or
(d) if the term "Bank" were substituted for the term "Tappan Zee Financial, Inc." therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, by Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.4, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         SECTION 2.4 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

         SECTION 2.5 COMMITTEE means the Committee described in section 3.1.

         SECTION 2.6 COMPANY means Tappan Zee Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution.

         SECTION 2.7 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

         SECTION 2.8 EFFECTIVE DATE means July 11, 1996.

         SECTION 2.9 ELIGIBLE DIRECTOR means a member of the Board who is not also an employee or an officer of the Company.

         SECTION 2.10 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         SECTION 2.11 EXERCISE PRICE means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 4.3.

         SECTION 2.12 FAIR MARKET VALUE means, with respect to a Share on a specified date:

         (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

         (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

         (c) if sections 2.12(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

         SECTION 2.13 LIMITED STOCK APPRECIATION RIGHT means a right granted pursuant to section 4.7.

         SECTION 2.14 OPTION means a right to purchase Shares that is granted pursuant to section 4.1.

         SECTION 2.15 OPTION PERIOD means the period during which an Option may be exercised, determined in accordance with section 4.4.

         SECTION 2.16 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

         SECTION 2.17 PLAN means the 1996 Stock Option Plan for Outside Directors of Tappan Zee Financial, Inc., as amended from time to time.

         SECTION 2.18 QUALIFIED DOMESTIC RELATIONS ORDER means a Domestic Relations Order that: (a) clearly specifies (i) the name and last known mailing address of the Option holder and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Option holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and (b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order. For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of an Option holder.

         SECTION 2.19 SHARE means a share of Common Stock, par value $.01 per share of Tappan Zee Financial, Inc.

                                   ARTICLE III
                                 ADMINISTRATION

         SECTION 3.1 COMMITTEE.

         The Plan shall be administered by a Committee which shall be the Compensation Committee of Tappan Zee Financial, Inc.

         SECTION 3.2 COMMITTEE ACTION.

         The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

         SECTION 3.3 COMMITTEE RESPONSIBILITIES.

         Subject to the terms and conditions of the Plan and such limitations as may be imposed from time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

         (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options to be granted, and the terms and conditions thereof;

         (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

         (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                   ARTICLE IV
                                  OPTION GRANTS

         SECTION 4.1 AVAILABLE SHARES.

         Subject to section 5.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

         (a) 48,600 Shares; over

         (b) the sum of:

                  (i) the number of Shares with respect to which previously granted Options may then or may in the future be exercised; plus

                  (ii) the number of Shares with respect to which previously granted Options have been exercised.

For purposes of this section 4.1, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares.

         SECTION 4.2 OPTION GRANTS.

         (a) On the Effective Date, each Person who is then an Eligible Director shall be granted an Option to purchase Eight Thousand One Hundred (8,100) Shares.

         (b) Any Person who becomes an Eligible Director after the Effective Date shall be granted, on the 15th day of the month following the month in which such individual becomes an Eligible Director (or, if such date is not a business day, the first business day thereafter), an Option to purchase Five Hundred
(500) Shares and, subject to sections 4.2(c) and 4.1, on January 1 of each succeeding calendar year during which the Plan is in effect (or, if such date is not a business day, the first business day thereafter) and provided that the Eligible Director is still an Eligible Director on that date, an additional Option to purchase Five Hundred (500) Shares. All Options granted under this section 4.2(b) after October 5, 1996 shall not be subject to section 4.4(b) but shall instead be exercisable immediately upon grant.

         (c) Any Option granted under this section 4.2 shall be evidenced by a written agreement which shall specify the number of Shares covered by the Option, the Exercise Price for the Shares subject to the Option, the Option Period, all as determined pursuant to this Article IV. The Option agreement shall also set forth specifically or incorporate by reference the applicable provisions of the Plan.

         (d) Notwithstanding sections 4.2(a) and (b), in the event that, as of the first business day of any calendar month, the number of available Shares determined under section 4.1 is less than the total number of Shares with respect to which Options would be granted under section 4.2(b) during such month, each Eligible Director scheduled to receive a grant of Options during such month shall be granted an Option for the number of whole Shares determined by multiplying (i) the number of Shares with respect to which the Eligible Director would have been granted an Option on such date by (ii) a fraction, the numerator of which is the number of Shares that are then available under section
4.1 and the denominator of which is the total number of Shares that would have to have been available under section 4.1 in order to grant all of the Options that would otherwise have been granted under section 4.2(b) during such month, and rounding to the nearest whole Share; provided, however, if rounding will require more Shares to be available than provided in section 4.1, then the amount determined pursuant to this section 4.2(c) will be calculated by rounding down to the lesser whole number.

         SECTION 4.3 EXERCISE PRICE.

         The price per Share at which an Option granted to an Eligible Director under section 4.2 may be exercised shall be the Fair Market Value of a Share on the date on which the Option is granted.

         SECTION 4.4 OPTION PERIOD.

         (a) Subject to section 4.4(b), the Option Period during which an Option granted to an Eligible Director under section 4.2 may be exercised shall commence on the date the Option is granted and shall expire on the earlier of:

         (i) removal for cause in accordance with the Company's bylaws; or

         (ii) the last day of the ten-year period commencing on the date on which the Option was granted.

         (b) During the Option Period, the maximum number Shares as to which an outstanding Option may be exercised shall be as follows:

         (i) prior to the first anniversary of the date on which the Option is granted, the Option shall not be exercisable;

         (ii) on and after the first anniversary, but prior to the second anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of One Thousand Six Hundred and Twenty (1,620) Shares;

         (iii) on and after the second anniversary, but prior to the third anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Three Thousand Two Hundred and Forty (3,240) Shares, including in such number any optioned Shares purchased prior to such second anniversary;

         (iv) on and after the third anniversary, but prior to the fourth anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Four Thousand Eight Hundred and Sixty (4,860) Shares, including in such number any optioned Shares purchased prior to such third anniversary;

         (v) on and after the fourth anniversary, but prior to the fifth anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Six Thousand Four Hundred and Eighty (6,480) Shares, including in such number any optioned Shares purchased prior to such fourth anniversary; and

         (vi) on and after the fifth anniversary of the date on which the Option is granted and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased;

provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death or Disability.

         SECTION 4.5 METHOD OF EXERCISE.

         (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

         (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

         (ii) delivering to the Committee full payment, consistent with section 4.5(b), for the Shares as to which the Option is to be exercised; and

         (iii) satisfying such other conditions as may be prescribed in the Option agreement.

         (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, with the approval of the Committee, by one or more of the following: (i) in the form of Shares already owned beneficially for a period of more than six months by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; (ii) after a period of six months from the date of grant of any such Option, by requesting the Company to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof; provided, however, that an election under section 4.5(b)(ii) or (iii) shall be subject to the conditions and limitations of Rule 16b-3(e) promulgated under the Exchange Act. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         (c) When the requirements of section 4.5(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 5.3.

         SECTION 4.6 LIMITATIONS ON OPTIONS.

         (a) An Option by its terms shall not be transferable by the Option holder other than by will or by the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the lifetime of the Option holder, only by the Option holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order.

         (b) The Company's obligation to deliver Shares with respect to an Option shall, if the Company so requests, be conditioned upon the receipt of a representation as to the investment intention of the Person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.

         SECTION 4.7 LIMITED STOCK APPRECIATION RIGHTS.

         (a) Each Option granted under this Plan shall be accompanied by a Limited Stock Appreciation Right that is exercisable at the times and upon the terms and conditions set forth herein. Each Limited Stock Appreciation Right granted hereunder shall be exercisable for a period commencing on the date on which a Change in Control of the Company occurs and ending six (6) months after such date or, if later in the case of any Person, thirty (30) days after the earliest date on which such Person may exercise the Limited Stock Appreciation Right without subjecting himself to liability under section 16 of the Securities Exchange Act of 1934, as amended. A Person in possession of a Limited Stock Appreciation Right granted hereunder may exercise such Limited Stock Appreciation Right by:

         (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Limited Stock Appreciation Right; and

         (ii) agreeing in such written notice to the cancellation of Options then outstanding to him for a number of Shares equal to the number of Shares for which the Limited Stock Appreciation Right is being exercised.

Except as provided in section 4.9(c), within ten (10) days after the giving of such a notice, the Committee shall cause the Company to deliver to such Person a monetary payment in an amount per Share equal to the amount by which the Change in Control Consideration exceeds the Exercise Price per Share of each of the Options being cancelled.

         (b) For purposes of section 4.9(a), the term Change in Control Consideration shall mean the greater of (i) the highest price per Share paid by any Person who initiated or sought to effect the Change in Control for a Share during the period of one (1) year ending on the date of the relevant Change in Control of the Company; and (ii) the average Fair Market Value of a Share over the last ten (10) trading days preceding the date of exercise of the Limited Stock Appreciation Right.

         (c) Notwithstanding anything herein contained to the contrary, the Limited Stock Appreciation Rights granted hereunder shall be cancelled at the effective time of a Change in Control of the Company resulting from a transaction between the Company and another party pursuant to a written agreement whereby the consummation of the transaction is conditioned upon the delivery to each Option holder, upon the closing of such transaction and in exchange for the cancellation of all of such Option holder's outstanding Options, of a monetary payment or property with a value equivalent to the value of the Options being cancelled.

                                    ARTICLE V
                            AMENDMENT AND TERMINATION

         SECTION 5.1 TERMINATION.

         The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding under the terms of the Option agreements evidencing such Options.

         SECTION 5.2 AMENDMENT.

         The Board may amend or revise the Plan in whole or in part at any time; provided, however, that if the amendment or revision:

         (a) materially increases the benefits accruing under the Plan;

         (b) materially increases the number of Shares which may be issued under the Plan; or

         (c) materially modifies the requirements as to eligibility for Options under the Plan;

such amendment or revision shall be subject to approval by the shareholders of the Company; and provided, further, that (i) sections 4.1, 4.2, 4.3 and 4.4 shall not be amended more frequently than once in any period of six (6) months and (ii) no amendment required to comply with or conform to any condition imposed under section 162(m) of the Code on federal income tax deductions allowable to the Company in respect of the Plan shall require such approval or be subject to such limitations.

         SECTION 5.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.


         (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available pursuant to section 4.1 shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by dividing the Exercise Price by such number of Shares; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

         (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding may be cancelled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Board upon 30 days' written notice to the Option holder; provided, however, that on or as soon as practicable following the date of cancellation, each Option holder shall receive a monetary payment in such amount, or other property of such kind and value, as the Board determines in good faith to be equivalent in value to the Options that have been cancelled.

         (c) In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares) which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes or otherwise than by dividend makes distribution of property to the holders of its Shares, the Company shall make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend. Such payment shall be made at substantially the same time, in substantially the same form and in substantially the same amount per optioned Share as the dividend or other distribution paid with respect to outstanding Shares; provided, however, that if any dividend or distribution on outstanding Shares is paid in property than cash, the Company, in its discretion applied uniformly to all outstanding Options, may make such payment in a cash amount per optioned Share equal in fair market value to the fair market value of the non-cash dividend or distribution.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.1 STATUS AS AN EMPLOYEE BENEFIT PLAN.


         This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program for self-employed individuals that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

         SECTION 6.2 NO RIGHT TO CONTINUED EMPLOYMENT.

         Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director any right to a continuation of his position as a director of the Company. The Company reserves the right to remove any Eligible Director or otherwise deal with any Eligible Director to the same extent as though the Plan had not been adopted.

         SECTION 6.3 CONSTRUCTION OF LANGUAGE.

         Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

         SECTION 6.4 GOVERNING LAW.

         The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.

         SECTION 6.5 HEADINGS.

         The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

         SECTION 6.6 NON-ALIENATION OF BENEFITS.

         The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a Qualified Domestic Relations Order.

         SECTION 6.7 TAXES.

         The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

         SECTION 6.8 APPROVAL OF SHAREHOLDERS.

         The Plan and all Options and Limited Stock Appreciation Rights granted hereunder shall be conditioned on the approval of the Plan by the holders of a majority of the Shares of Tappan Zee Financial, Inc. entitled to vote at an annual or special meeting of the holders of Shares held no earlier than April 5, 1996. No Option or Limited Stock Appreciation Rights under the Plan shall be granted, nor shall any such Option or Limited Stock Appreciation Right be exercised or any Shares issued or purchased, prior to such approval.

         SECTION 6.9 NOTICES.

         Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:


         (a) If to the Compensation Committee:

             Tappan Zee Financial, Inc.
             75 North Broadway
             P.O. Box 187
             Tarrytown, New York  10591
             Attention: Corporate Secretary

         (b) If to an Option holder, to the Option holder's address as shown in the Company's records.

                                    EXHIBIT C

    RECOGNITION AND RETENTION PLAN FOR OFFICERS OF TAPPAN ZEE FINANCIAL, INC.

                                    ARTICLE I
                                     PURPOSE

         SECTION 1.1 GENERAL PURPOSE OF THE PLAN.


         The purpose of the Plan is to promote the growth and profitability of Tappan Zee Financial, Inc. and to provide certain key officers and employees of Tappan Zee Financial, Inc. with an incentive to achieve corporate objectives, to attract and retain key officers and employees of outstanding competence and to provide such officers and employees with an equity interest in Tappan Zee Financial, Inc.

                                   ARTICLE II
                                   DEFINITIONS

         The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

         SECTION 2.1 AWARD means a grant of Shares to an Eligible Employee pursuant to section 5.1.

         SECTION 2.2 AWARD DATE means, with respect to a particular Award, the date specified by the Committee in the notice of the Award issued to the Eligible Employee by the Committee, pursuant to section 5.1.

         SECTION 2.3 BANK means Tarrytowns Bank, FSB, a federally chartered stock savings bank, and any successor thereto.

         SECTION 2.4 BENEFICIARY means the Person designated by an Eligible Employee pursuant to section 6.2, to receive distribution of any Shares available for distribution to such Eligible Employee, in the event such Eligible Employee dies prior to receiving distribution of such Shares.

         SECTION 2.5 BOARD means the Board of Directors of Tappan Zee Financial, Inc.

         SECTION 2.6 CHANGE OF CONTROL means any of the following events:

         (a) approval by the stockholders of Tappan Zee Financial, Inc. of a transaction that would result in the reorganization, merger or consolidation of Tappan Zee Financial, Inc. with one or more other persons, other than a transaction following which:

                  (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in Tappan Zee Financial, Inc.; and

                  (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of Tappan Zee Financial, Inc.;

         (b) the acquisition of all or substantially all of the assets of Tappan Zee Financial, Inc. or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of Tappan Zee Financial, Inc. entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of Tappan Zee Financial, Inc. of any transaction which would result in such an acquisition;

         (c) a complete liquidation or dissolution of Tappan Zee Financial, Inc., or approval by the stockholders of Tappan Zee Financial, Inc. of a plan for such liquidation or dissolution;

         (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Tappan Zee Financial, Inc. do not belong to any of the following groups:

                  (i) individuals who were members of the Board of Directors of Tappan Zee Financial, Inc. on the Effective Date of this Plan; or

                  (ii) individuals who first became members of the Board of Directors of Tappan Zee Financial, Inc. after the Effective Date of this Plan either:

                           (A) upon election to serve as a member of the Board
of Directors of Tappan Zee Financial, Inc. by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                           (B) upon election by the stockholders of Tappan Zee
Financial, Inc. to serve as a member of the Board of Tappan Zee Financial, Inc., but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of Tappan Zee Financial, Inc., or of a nominating committee thereof, in office at the time of such first nomination;

         provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Tappan Zee Financial, Inc.; or

         (e) any event which would be described in section 2.6(a), (b), (c) or
(d) if the term "Bank" were substituted for the term "Tappan Zee Financial, Inc." therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, by Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.6, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         SECTION 2.7 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

         SECTION 2.8 COMMITTEE means the Committee described in section 3.1.

         SECTION 2.9 COMPANY means Tappan Zee Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution.

         SECTION 2.10 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

         SECTION 2.11 DISINTERESTED BOARD MEMBER means a member of the Board who
(a) is not a current employee of the Company, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director and (d) is not currently and for a period of at least one year has not been eligible for discretionary awards under any stock compensation plan of the Company. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

         SECTION 2.12 EFFECTIVE DATE means July 11, 1996.

         SECTION 2.13 ELIGIBLE EMPLOYEE means any employee whom the Committee may determine to be a key officer or employee of the Company and select to receive an Award pursuant to the Plan.

         SECTION 2.14 EXCHANGE ACT means the Security and Exchange Commission Exchange Act of 1934.

         SECTION 2.15 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

         SECTION 2.16 PLAN means the Recognition and Retention Plan for Officers of Tappan Zee Financial, Inc, as amended from time to time.

         SECTION 2.17 QUALIFIED DOMESTIC RELATIONS ORDER means a Domestic Relations Order that: (a) clearly specifies (i) the name and last known mailing address of the Award holder and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Award holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and (b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order. For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of an Award holder.

         SECTION 2.18 SHARE means a share of common stock of Tappan Zee Financial, Inc., par value $.01 per share.

         SECTION 2.19 TERMINATION FOR CAUSE means termination of employment with the Company upon the occurrence of any of the following: (A) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony; (B) the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (C) the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Company; (D) the employee breaches his fiduciary duties to the Company for personal profit; or (E) the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company.

         SECTION 2.20 TRUST means the legal relationship created by the Trust Agreement pursuant to which the Trustee holds the Trust Fund in trust. The Trust may be referred to as the "Restricted Stock Plan Trust of Tappan Zee Financial, Inc."

         SECTION 2.21 TRUST AGREEMENT means the agreement between Tappan Zee Financial, Inc. and the Trustee therein named or its successor pursuant to which the Trust Fund shall be held in trust.

         SECTION 2.22 TRUST FUND means the corpus (consisting of contributions paid over to the Trustee, and investments thereof), and all earnings, appreciations or additions thereof and thereto, held by the Trustee under the Trust Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

         SECTION 2.23 TRUSTEE means the Trustee of the Trust Fund from time to time in office. The Trustee shall serve as Trustee until it is removed or resigns from office and is replaced by a successor Trustee or Trustees appointed by Tappan Zee Financial, Inc.

                                   ARTICLE III
                                 ADMINISTRATION

         SECTION 3.1 COMMITTEE.

         The Plan shall be administered by a Committee consisting of the members of the Compensation Committee of Tappan Zee Financial, Inc. who are Disinterested Board Members. If fewer than three members of the Compensation Committee are Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.

         SECTION 3.2 COMMITTEE ACTION.

         The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

         SECTION 3.3 COMMITTEE RESPONSIBILITIES.

         Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

         (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

         (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

         (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                   ARTICLE IV
                                 THE TRUST FUND

         SECTION 4.1 CONTRIBUTIONS.

         Tappan Zee Financial, Inc. shall contribute, or cause to be contributed, to the Trust, from time to time, such amounts of money or property as shall be determined by the Board, in its discretion. No contributions by Eligible Employees shall be permitted.

         SECTION 4.2 THE TRUST FUND.

         The Trust Fund shall be held and invested under the Trust Agreement with the Trustee. The provisions of the Trust Agreement shall include provisions conferring powers on the Trustee as to investment, control and disbursement of the Trust Fund, and such other provisions not inconsistent with the Plan as may be prescribed by or under the authority of the Board. No bond or security shall be required of any Trustee at any time in office.

         SECTION 4.3 INVESTMENTS.

         The Trustee shall invest the Trust Fund in Shares and in such other investments as may be permitted under the Trust Agreement, including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Company, in such proportions as shall be determined by the Committee; provided, however, that in no event shall the Trust Fund be used to purchase more than Forty-Five Thousand Three Hundred and Sixty (45,360) Shares. Notwithstanding the immediately preceding sentence, the Trustee may temporarily invest the Trust Fund in short-term obligations of, or guaranteed by, the U.S. Government or an agency thereof, or the Trustee may retain the Trust Fund uninvested or may sell assets of the Trust Fund to provide amounts required for purposes of the Plan.

                                    ARTICLE V
                                     AWARDS

         SECTION 5.1 IN GENERAL.

         Subject to the limitations of section 5.7, the Committee may, in its discretion, make an Award of Shares held in the Trust Fund to an Eligible Employee. Any such Award shall be evidenced by a written notice issued by the Committee to the Eligible Employee, which notice shall:

         (a) specify the number of Shares covered by the Award;

         (b) specify the Award Date;

         (c) specify the dates on which such Shares shall become available for distribution to the Eligible Employee, in accordance with section 6.1; and

         (d) contain such other terms and conditions not inconsistent with the Plan as the Board may, in its discretion, prescribe.

         SECTION 5.2 SIZE OF AWARD.


         Subject to section 5.7 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee may be granted an Award shall be determined by the Committee in its discretion; provided however, that in no event shall the number of Shares allocated to an Eligible Employee in an Award exceed the number of Shares then held in the Trust and not allocated in connection with other Awards.

         SECTION 5.3 SHARE ALLOCATIONS.

         Upon the grant of an Award to an Eligible Employee, the Committee shall notify the Trustee of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Trustee shall reflect that such number of Shares are being held for the benefit of the Award recipient.

         SECTION 5.4 DIVIDEND RIGHTS.

         (a) Any cash dividends or distributions declared and paid with respect to Shares in the Trust Fund that are, as of the record date for such dividend, allocated to an Eligible Employee in connection with an Award shall be promptly paid to such Eligible Employee. Any cash dividends declared and paid with respect to Shares that are not, as of the record date for such dividend, allocated in connection with any Award shall, at the direction of the Committee, be held in the Trust or used to pay the administrative expenses of the Plan, including any compensation due to the Trustee.

         (b) Any dividends or distributions declared and paid with respect to Shares in property other than cash shall be held in the Trust Fund. If, as of the record date for such dividend or distribution, the Shares with respect to which it is paid are allocated to an Eligible Employee in connection with an Award, the property so distributed shall be similarly allocated such Eligible Employee in connection with such Award and shall be held for distribution or forfeiture in accordance with the terms and conditions of the Award.

         SECTION 5.5 VOTING RIGHTS.

         (a) Each Eligible Employee to whom an Award has been made that is not fully vested shall have the right to direct the manner in which all voting rights appurtenant to the Shares related to such Award will be exercised while such Shares are held in the Trust Fund. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Employee, then the voting rights appurtenant to the Shares allocated to him shall not be exercised.

         (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all voting rights appurtenant to such Shares shall be exercised by the Trustee in such manner as the Committee shall direct to reflect the voting directions given by Eligible Employees with respect to Shares allocated in connection with their Awards.

         (c) The Committee shall furnish, or cause to be furnished, to each Eligible Employee, all annual reports, proxy materials and other information furnished by Tappan Zee Financial, Inc., or by any proxy solicitor, to the holders of Shares.

         SECTION 5.6 TENDER OFFERS.

         (a) Each Eligible Employee to whom an Award has been made that is not fully vested shall have the right to direct, with respect to the Shares related to such Award, the manner of response to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Employee, then the Shares shall not be tendered or exchanged.

         (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all responses to tender, exchange and other offers appurtenant to such Shares shall be given by the Trustee in such manner as the Committee shall direct to reflect the responses given by Eligible Employees with respect to Shares allocated in connection with their Awards.

         (c) The Committee shall furnish, or cause to be furnished, to each Eligible Employee, all information furnished by the offeror to the holders of Shares.

         SECTION 5.7 LIMITATIONS ON AWARDS.

    (a) Notwithstanding anything in the Plan to the contrary:

         (i) No Award shall be granted under the Plan prior to the date on which the Plan is approved by the holders of a majority of the Shares of outstanding on such date and eligible to vote upon the proposal to approve the Plan;

         (ii) At any time prior to October 5, 1996, no individual may be granted Awards covering in excess of Sixteen Thousand Two Hundred (16,200) Shares;

         (iii) each Award granted prior to October 5, 1996 shall become vested and distributable as follows:

                  (A) prior to the first anniversary of the date on which the Award is granted, the Award shall not be exercisable;

                  (B) on the first anniversary of the date on which the Award is granted, the Award will be vested as to twenty percent (20%) of the Shares subject to the Award when granted;

                  (C) on the second anniversary of the date on which the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

                  (D) on the third anniversary of the date on which the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

                  (E) on the fourth anniversary of the date on which the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted; and

                  (F) on the fifth anniversary of the date on which the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

    provided, however, that such an Award shall become fully vested on the date of the Award holder's death or Disability.

         (b) An Award by its terms shall not be transferable by the Eligible Employee other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Recipient, only to the Recipient, except to the extent provided otherwise pursuant to the terms of a Qualified Domestic Relations Order.

                                   ARTICLE VI
                       VESTING AND DISTRIBUTION OF SHARES

         SECTION 6.1 VESTING OF SHARES.

         Subject to the terms and conditions of the Plan, each Award made under the Plan shall become vested at the times and upon the conditions specified by the Committee in the Award notice; provided, however, that an Award shall become fully vested on the date of the Award holder's death or Disability.

         SECTION 6.2 DESIGNATION OF BENEFICIARY.

         An Eligible Employee who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Employee dies prior to the Eligible Employee, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Eligible Employee's death shall be paid to the executor or administrator of the Eligible Employee's estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

         SECTION 6.3 MANNER OF DISTRIBUTION.

         (a) As soon as practicable following the date any Shares granted pursuant to an Award become vested pursuant to section 6.1, the Committee shall take such actions as are necessary to cause the transfer of record ownership of the Shares that have become vested from the Trustee to the Award holder and shall cause the Trustee to distribute to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

         (b) The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Employee or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

         SECTION 6.4 TAXES.

         The Company, the Committee or the Trustee shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

                  SECTION 7.1 TERMINATION.

                  The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; provided, however, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Plan, the Trustee shall make distributions from the Trust Fund in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust Fund, if any, to Tappan Zee Financial, Inc.

                  SECTION 7.2 AMENDMENT.

                  The Board may amend or revise the Plan in whole or in part at any time; provided, however, that if the amendment or revision:

                  (a) materially increases the benefits or Awards which may be granted under the Plan;

                  (b) materially increases the number of Shares which may be issued under the Plan; or

                  (c) materially modifies the requirements as to eligibility to receive Awards under the Plan;

such amendment or revision shall be subject to approval by the shareholders of the Company.

                  SECTION 7.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS
                              REORGANIZATION.


                  (a) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Tappan Zee Financial, Inc. is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares, the number of Shares held in the Trust Fund, including Shares covered by Awards, shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Tappan Zee Financial, Inc. is not the surviving entity, the Trustee shall hold in the Trust Fund any money, stock, securities or other property received by holders of record of Shares in connection with such merger, consolidation, or other business reorganization. Any Award with respect to which Shares had been allocated to an Eligible Employee shall be adjusted by allocating to the Eligible Employee receiving such Award the amount of money, stock, securities or other property received by the Trustee for the Shares allocated to such Eligible Employee.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.1 STATUS AS AN EMPLOYEE BENEFIT PLAN.

                  This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

                  SECTION 8.2 NO RIGHT TO CONTINUED EMPLOYMENT.

                  Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Employee any right to a continuation of employment by the Company. The Company reserves the right to dismiss any Eligible Employee or otherwise deal with any Eligible Employee to the same extent as though the Plan had not been adopted.

                  SECTION 8.3 CONSTRUCTION OF LANGUAGE.

                  Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

                  SECTION 8.4 GOVERNING LAW.

                  The Plan shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America.

                  SECTION 8.5 HEADINGS.

                  The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

                  SECTION 8.6 NON-ALIENATION OF BENEFITS.

                  The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a Qualified Domestic Relations Order.

                  SECTION 8.7 NOTICES.

                  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or 5 days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

                  (a) If to the Stock Compensation Committee:

                      Tappan Zee Financial, Inc.
                      75 North Broadway
                      P.O. Box 187
                      Tarrytown, New York  10591

                      Attention: Corporate Secretary

                  (b) If to an Eligible Employee, to the Eligible Employee's address as shown in the Company's personnel records.

                  SECTION 8.8 APPROVAL OF SHAREHOLDERS.

                  The Plan and all Awards granted hereunder shall be conditioned on the approval of the Plan by the holders of a majority of the Shares of Tappan Zee Financial, Inc. entitled to vote at an annual or special meeting of the holders of Shares held no earlier than April 5, 1996. No Award under the Plan shall be granted, nor shall any Shares be purchased or distributed, prior to such approval.

                                    EXHIBIT D

            RECOGNITION AND RETENTION PLAN FOR OUTSIDE DIRECTORS OF
                           TAPPAN ZEE FINANCIAL, INC.

                                    ARTICLE I
                                     PURPOSE

         SECTION 1.1 GENERAL PURPOSE OF THE PLAN.

         The purpose of the Plan is to promote the growth and profitability of Tappan Zee Financial, Inc. and to provide Eligible Directors of Tappan Zee Financial, Inc. with an incentive to achieve corporate objectives, to attract and retain directors of outstanding competence and to provide such directors with an equity interest in Tappan Zee Financial, Inc.

                                   ARTICLE II
                                   DEFINITIONS

         The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

         SECTION 2.1 AWARD means a grant of Shares to an Eligible Director pursuant to section 5.1.

         SECTION 2.2 AWARD DATE means, with respect to a particular Award, the date specified by the Committee in the notice of the Award issued to the Eligible Director by the Committee, pursuant to section 5.1.

         SECTION 2.3 BANK means Tarrytowns Bank, FSB, a federally chartered stock savings bank, and any successor thereto.

         SECTION 2.4 BENEFICIARY means the Person designated by an Eligible [Director] pursuant to section 6.2, to receive distribution of any Shares available for distribution to such Eligible Director, in the event such Eligible Director dies prior to receiving distribution of such Shares.

         SECTION 2.5 BOARD means the Board of Directors of Tappan Zee Financial, Inc.

         SECTION 2.6 CHANGE OF CONTROL means any of the following events:

         (a) approval by the stockholders of Tappan Zee Financial, Inc. of a transaction that would result in the reorganization, merger or consolidation of Tappan Zee Financial, Inc. with one or more other persons, other than a transaction following which:

                  (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in Tappan Zee Financial, Inc.; and

                  (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of Tappan Zee Financial, Inc.;

         (b) the acquisition of all or substantially all of the assets of Tappan Zee Financial, Inc. or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of Tappan Zee Financial, Inc. entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of Tappan Zee Financial, Inc. of any transaction which would result in such an acquisition;

         (c) a complete liquidation or dissolution of Tappan Zee Financial, Inc., or approval by the stockholders of Tappan Zee Financial, Inc. of a plan for such liquidation or dissolution;

         (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Tappan Zee Financial, Inc. do not belong to any of the following groups:

                  (i) individuals who were members of the Board of Directors of Tappan Zee Financial, Inc. on the Effective Date of this Plan; or

                  (ii) individuals who first became members of the Board of Directors of Tappan Zee Financial, Inc. after the Effective Date of this Plan either:

                           (A) upon election to serve as a member of the Board
of Directors of Tappan Zee Financial, Inc. by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                           (B) upon election by the stockholders of Tappan Zee
Financial, Inc. to serve as a member of the Board of Tappan Zee Financial, Inc., but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of Tappan Zee Financial, Inc., or of a nominating committee thereof, in office at the time of such first nomination;

         provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Tappan Zee Financial, Inc.; or

         (e) any event which would be described in section 2.6(a), (b), (c) or
(d) if the term "Bank" were substituted for the term "Tappan Zee Financial, Inc." therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, by Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.6, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         SECTION 2.7 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

         SECTION 2.8 COMMITTEE means the Committee described in section 3.1.

         SECTION 2.9 COMPANY means Tappan Zee Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution.

         SECTION 2.10 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

         SECTION 2.11 EFFECTIVE DATE means July 11, 1996.

         SECTION 2.12 ELIGIBLE DIRECTOR means a member of the board of directors of the Company who is not also an employee of the Company.

         SECTION 2.13 ELIGIBLE DIRECTOR EMERITUS means a former member of the board of directors or the Company who (a) has not received an Award under section 5.1(a) and (b) is continuing to serve the Company in an advisory capacity to its board of directors.

         SECTION 2.14 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         SECTION 2.15 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

         SECTION 2.16 PLAN means the Recognition and Retention Plan for Outside Directors of Tappan Zee Financial, Inc., as amended from time to time.

         SECTION 2.17 QUALIFIED DOMESTIC RELATIONS ORDER means a Domestic Relations Order that: (a) clearly specifies (i) the name and last known mailing address of the Award holder and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Award holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and (b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order. For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of an Award holder.

         SECTION 2.18 SHARE means a share of common stock of Tappan Zee Financial, Inc., par value $.01 per share.

         SECTION 2.19 TRUST means the legal relationship created by the Trust Agreement pursuant to which the Trustee holds the Trust Fund in trust. The Trust may be referred to as the "Restricted Stock Plan Trust for Directors of Tappan Zee Financial, Inc."

         SECTION 2.20 TRUST AGREEMENT means the agreement between Tappan Zee Financial, Inc. and the Trustee therein named or its successor pursuant to which the Trust Fund shall be held in trust.

         SECTION 2.21 TRUST FUND means the corpus (consisting of contributions paid over to the Trustee, and investments thereof), and all earnings, appreciations or additions thereof and thereto, held by the Trustee under the Trust Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

         SECTION 2.22 TRUSTEE means the Trustee of the Trust Fund from time to time in office. The Trustee shall serve as Trustee until it is removed or resigns from office and is replaced by a successor Trustee or Trustees appointed by Tappan Zee Financial, Inc.

                                   ARTICLE III
                                 ADMINISTRATION

         SECTION 3.1 COMMITTEE.

         The Plan shall be administered by the Compensation Committee of the Board.

         SECTION 3.2 COMMITTEE ACTION.

         The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

         SECTION 3.3 COMMITTEE RESPONSIBILITIES.

         Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

         (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

         (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

         (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                   ARTICLE IV
                                 THE TRUST FUND

         SECTION 4.1 CONTRIBUTIONS.

         Tappan Zee Financial, Inc. shall contribute, or cause to be contributed, to the Trust, from time to time, such amounts of money or property as shall be determined by the Board, in its discretion. No contributions by Eligible Directors shall be permitted.

         SECTION 4.2 THE TRUST FUND.

         The Trust Fund shall be held and invested under the Trust Agreement with the Trustee. The provisions of the Trust Agreement shall include provisions conferring powers on the Trustee as to investment, control and disbursement of the Trust Fund, and such other provisions not inconsistent with the Plan as may be prescribed by or under the authority of the Board. No bond or security shall be required of any Trustee at any time in office.

         SECTION 4.3 INVESTMENTS.

         The Trustee shall invest the Trust Fund in Shares and in such other investments as may be permitted under the Trust Agreement, including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Company, in such proportions as shall be determined by the Committee; provided, however, that in no event shall the Trust Fund be used to purchase more than Nineteen Thousand Four Hundred and Forty (19,440) Shares. Notwithstanding the immediately preceding sentence, the Trustee may temporarily invest the Trust Fund in short-term obligations of, or guaranteed by, the U.S. Government or an agency thereof, or the Trustee may retain the Trust Fund uninvested or may sell assets of the Trust Fund to provide amounts required for purposes of the Plan.

                                    ARTICLE V
                                     AWARDS

         SECTION 5.1 IN GENERAL.

         (a) On the Effective Date, each Person who is then an Eligible Director (other than an Eligible Director Emeritus) shall be granted an Award of Three Thousand Two Hundred and Forty (3,240) Shares. A Person who becomes an Eligible Director subsequent to the Effective Date shall be granted, on the 15th day of the month following the month in which such individual becomes an Eligible Director (or, if such date is not a business day, the first business day thereafter), an Award of Three Thousand Two Hundred and Forty (3,240) Shares. No Eligible Director shall be granted more than one Award pursuant to this section 5.1(a).

         (b) On the Effective Date, each person who is then an Eligible Director Emeritus shall be granted an Award of One Thousand and Eighty (1,080) Shares.

         (c) Notwithstanding sections 5.1(a) and 5.1(b), in the event that, as of the first business day of any calendar month, the number of available Shares is less than the total number of Shares with respect to which Awards would be granted under sections 5.1(a) and (b) during such month, each Eligible Director scheduled to receive an Award during such month shall be granted an Award for the number of whole Shares determined by multiplying (i) the number of Shares with respect to which the Eligible Director would have been granted an Award on such date by (ii) a fraction, the numerator of which is the number of Shares that are then available and the denominator of which is the total number of Shares that would have to have been available in order to grant all of the Awards that would otherwise have been granted under sections 5.1(a) and (b) during such month, and rounding to the nearest whole Share; provided, however, that if rounding will require more Shares to be available than provided in section 4.3, then the amount determined pursuant to this section 5.1(c) will be calculated by rounding down to the lesser whole number.

         (d) Any Award granted under this section 5.1 shall be evidenced by a written notice issued by the Committee to the Eligible Director, which notice shall:

         (i) specify the number of Shares covered by the Award;

         (ii) specify the Award Date;

         (iii) specify the dates on which such Shares shall become available for distribution to the Eligible Director, in accordance with section 6.1; and

         (iv) contain such other terms and conditions not inconsistent with the Plan as the Board may, in its discretion, prescribe.

         SECTION 5.2 SHARE ALLOCATIONS.

         Upon the grant of an Award to an Eligible Director, the Committee shall notify the Trustee of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Trustee shall reflect that such number of Shares are being held for the benefit of the Award recipient.

         SECTION 5.3 DIVIDEND RIGHTS.

         (a) Any cash dividends or distributions declared and paid with respect to Shares in the Trust Fund that are, as of the record date for such dividend, allocated to an Eligible Director in connection with an Award shall be promptly paid to such Eligible Director. Any stock dividends declared and paid with respect to Shares that are not, as of the record date for such dividend, allocated to any Eligible Director shall, at the direction of the Committee, be held in the Trust or used to pay the administrative expenses of the Plan, including any compensation due to the Trustee.

         (b) Any dividends or distributions declared and paid with respect to Shares in property other than cash shall be held in the Trust Fund. If, as of the record date for such dividend or distribution, the Shares with respect to which it is paid are allocated to an Eligible Director in connection with an Award, the property so distributed shall be similarly allocated such Eligible Director in connection with such Award and shall be held for distribution or forfeiture in accordance with the terms and conditions of the Award.

         SECTION 5.4 VOTING RIGHTS.

         (a) Each Eligible Director to whom an Award has been made that is not fully vested shall have the right to direct the manner in which all voting rights appurtenant to the Shares related to such Award will be exercised while such Shares are held in the Trust Fund. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director, then the voting rights appurtenant to the Shares allocated to him shall not be exercised.

         (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all voting rights appurtenant to such Shares shall be exercised by the Trustee in such manner as the

Committee shall direct to reflect the voting directions given by Eligible Directors with respect to Shares allocated in connection with their Awards.

         (c) The Committee shall furnish, or cause to be furnished, to each Eligible Director, all annual reports, proxy materials and other information furnished by Tappan Zee Financial, Inc., or by any proxy solicitor, to the holders of Shares.

         SECTION 5.5 TENDER OFFERS.

         (a) Each Eligible Director to whom an Award has been made that is not fully vested shall have the right to direct, with respect to the Shares related to such Award, the manner of response to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director, then the Shares shall not be tendered or exchanged.

         (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all responses to tender, exchange and other offers appurtenant to such Shares shall be given by the Trustee in such manner as the Committee shall direct to reflect the responses given by Eligible Directors with respect to Shares allocated in connection with their Awards.

         (c) The Committee shall furnish, or cause to be furnished, to each Eligible Director, all information furnished by the offeror to the holders of Shares.

         SECTION 5.6 LIMITATIONS ON AWARDS.

    (a) Notwithstanding anything in the Plan to the contrary:

         (i) No Award shall be granted under the Plan prior to the date on which the Plan is approved by the holders of a majority of the Shares of outstanding on such date and eligible to vote upon the proposal to approve the Plan;

         (ii) each Award granted prior to October 5, 1996 shall become vested and distributable as follows:

                           (A) prior to the first anniversary of the date on
which the Award is granted, the Award shall not be exercisable;

                           (B) on the first anniversary of the date on which the
Award is granted, the Award will be vested as to twenty percent (20%) of the Shares subject to the Award when granted;

                           (C) on the second anniversary of the date on which
the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

                           (D) on the third anniversary of the date on which the
Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

                           (E) on the fourth anniversary of the date on which
the Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted; and

                           (F) on the fifth anniversary of the date on which the
Award is granted, the Award will be vested as to an additional twenty percent (20%) of the Shares subject to the Award when granted;

    provided, however, that such an Award shall become fully vested on the date of the Award holder's death or Disability.

         (b) An Award by its terms shall not be transferable by the Eligible Director other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Recipient, only to the Recipient, except to the extent provided otherwise pursuant to the terms of a Qualified Domestic Relations Order.

                                   ARTICLE VI
                       VESTING AND DISTRIBUTION OF SHARES

         SECTION 6.1 VESTING OF SHARES.

         The Shares subject to each Award granted under the Plan shall become vested as follows: (i) twenty percent (20%) of such Shares shall become vested upon the first anniversary of the Award Date; (ii) 20% of such Shares shall become vested upon the second anniversary of the Award Date; (iii) 20% of such Shares shall become vested upon the third anniversary of the Award Date; (iv) 20% of such Shares shall become vested upon the fourth anniversary of the Award Date; and (v) 20% of such Shares shall become vested upon the fifth anniversary of the Award Date; provided, however, that the Eligible Director has remained a director of the Company during the entire period commencing with the Award Date and ending on the applicable anniversary of the Award Date; and provided, further, an Award shall become 100% vested upon the death or Disability of the Award recipient.

         SECTION 6.2 DESIGNATION OF BENEFICIARY.

         An Eligible Director who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Director dies prior to the Eligible Director, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Eligible Director's death shall be paid to the executor or administrator of the Eligible Director's estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

         SECTION 6.3 MANNER OF DISTRIBUTION.

         (a) As soon as practicable following the date any Shares granted pursuant to an Award become vested pursuant to section 6.1, the Committee shall take such actions as are necessary to cause the transfer of record ownership of the Shares that have become vested from the Trustee to the Award holder and shall cause the Trustee to distribute to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

         (b) The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

         SECTION 6.4 TAXES.

         The Company, the Committee or the Trustee shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

         SECTION 7.1 TERMINATION.

         The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; provided, however, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Plan, the Trustee shall make distributions from the Trust Fund in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust Fund, if any, to Tappan Zee Financial, Inc.

         SECTION 7.2 AMENDMENT.

         The Board may amend or revise the Plan in whole or in part at any time; provided, however, that if the amendment or revision:

         (a) materially increases the benefits or Awards which may be granted under the Plan;

         (b) materially increases the number of Shares which may be issued under the Plan; or

         (c) materially modifies the requirements as to eligibility to receive Awards under the Plan;

such amendment or revision shall be subject to approval by the shareholders of the Company.

         SECTION 7.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.


         (a) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Tappan Zee Financial, Inc. is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares, the number of Shares held in the Trust Fund, including Shares covered by Awards, shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

         (b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Tappan Zee Financial, Inc. is not the surviving entity, the Trustee shall hold in the Trust Fund any money, stock, securities or other property received by holders of record of Shares in connection with such merger, consolidation, or other business reorganization. Any Award with respect to which Shares had been allocated to an Eligible Director shall be adjusted by allocating to the Eligible Director receiving such Award the amount of money, stock, securities or other property received by the Trustee for the Shares allocated to such Eligible Director.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1 STATUS AS AN EMPLOYEE BENEFIT PLAN.

         This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

         SECTION 8.2 NO RIGHT TO CONTINUED EMPLOYMENT.


         Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director any right to a continuation of service by the Company. The Company reserves the right to dismiss any Eligible Director or otherwise deal with any Eligible Director to the same extent as though the Plan had not been adopted.


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




         SECTION 8.3 CONSTRUCTION OF LANGUAGE.

         Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

         SECTION 8.4 GOVERNING LAW.

         The Plan shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America.

         SECTION 8.5 HEADINGS.

         The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

         SECTION 8.6 NON-ALIENATION OF BENEFITS.

         The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a Qualified Domestic Relations Order.

         SECTION 8.7 NOTICES.

         Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or 5 days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

         (a) If to the Stock Compensation Committee:

             Tappan Zee Financial, Inc.
             75 North Broadway
             P.O. Box 187
             Tarrytown, New York  10591

             Attention: Corporate Secretary

         (b) If to an Eligible Director, to the Eligible Director's address as shown in the Company's personnel records.

         SECTION 8.8 APPROVAL OF SHAREHOLDERS.

         The Plan and all Awards granted hereunder shall be conditioned on the approval of the Plan by the holders of a majority of the Shares of Tappan Zee Financial, Inc. entitled to vote at an annual or special meeting of the holders of Shares held no earlier than April 5, 1996. No Award under the Plan shall be granted, nor shall any Shares be purchased or distributed, prior to such approval.


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